UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐ Definitive Proxy Statement
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☐ Soliciting Material Pursuant to §240.14a-12

Chico’s FAS, Inc.

(Name of Registrant as Specified In Its Charter)

not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CHICO’S FAS, INC.
11215 Metro Parkway
Ft. Myers, Florida 33966

May 4, 2009

TO OUR STOCKHOLDERS:

It is our pleasure to invite you to attend our 2009 Annual Meeting of Stockholders, which will be held at our corporate headquarters located at 11215 Metro Parkway, Ft. Myers, Florida on June 25, 2009 at 2:00 P.M., local time. The meeting will begin with a discussion and voting on the matters described in the attached Proxy Statement and Notice of Annual Meeting of Stockholders, followed by a report by several of our officers on Chico’s financial performance and operations.

The attached Proxy Statement is a critical element of the corporate governance process. Its purpose is to answer your questions, and to provide you with information about the Chico’s Board of Directors and the Company’s executive officers and a discussion of proposals that require your vote.

Please read these materials so that you’ll know what we plan to do at the meeting. Also, please sign and return the accompanying proxy card. This way, your shares will be voted as you direct even if you can’t attend the meeting.

This year we are arranging to furnish proxy materials over the Internet to those stockholders who own their shares in “street name,” but are continuing to furnish a full set of the proxy materials to each of our stockholders of record. We plan to have a Notice of Internet Availability of Proxy Materials mailed to those stockholders who own their shares in “street name” on or about May 11, 2009. The Notice of Internet Availability of Proxy Materials contains instructions on how “street name” holders can access our 2009 proxy statement and 2008 Annual Report on Form 10-K over the Internet. The Notice of Internet Availability also provides instructions on how such “street name” stockholders can request a paper copy of these documents if they so desire.

On behalf of the management and directors of Chico’s FAS, Inc., we want to thank you for your continued support and confidence in Chico’s.

DAVID F. DYER
President and Chief Executive Officer

CHICO’S FAS, INC.
11215 Metro Parkway
Ft. Myers, Florida 33966

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 25, 2009

To the Stockholders of Chico’s FAS, Inc.:

TIME	2:00 P.M., local time, on Thursday, June 25, 2009

PLACE	Chico’s FAS, Inc. Headquarters 11215 Metro Parkway Ft. Myers, Florida 33966

ITEMS OF BUSINESS	1. To elect two Class I directors, each to serve for a three-year term;

2. To approve Articles of Amendment to the Amended and Restated Articles of Incorporation of Chico’s FAS, Inc. to provide for a majority vote standard for uncontested director elections;

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 30, 2010 (fiscal 2009); and

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE	You can vote if you are a stockholder of record on April 27, 2009.

ANNUAL REPORT	Our 2008 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

ACCESS	Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials as follows: (1) for stockholders of record, we are providing access both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet; and (2) for stockholders who own their shares in “street name,” we have arranged to provide you with a notice of the availability of our proxy materials on the Internet by way of a Notice of Internet Availability of Proxy Materials. For all stockholders, this proxy statement and our 2008 Annual Report may be accessed at http://materials.proxyvote.com/168615, which does not have “cookies” that identify visitors to the site.

PROXY VOTING	It is important that your shares be represented and voted at the Annual Meeting. Please vote by dating, signing and mailing the enclosed proxy promptly in the enclosed postage paid pre-addressed envelope. If you should be present at the meeting and desire to vote in person, you may withdraw your proxy. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record in order to vote your shares.

By Order of the Board of Directors,

A. Alexander Rhodes
Secretary

May 4, 2009

Page

About the Annual Meeting	1

What is the purpose of the meeting?	1
When are these materials being mailed?	1
Why did I receive a notice of the Internet availability of Chico’s proxy materials (the “Notice of Internet Availability”), instead of a full set of printed proxy materials?	1
How do I access Chico’s proxy materials online?	2
How do I request a paper copy of the proxy materials?	2
What is a proxy?	2
What is a proxy statement?	2
What is the difference between a stockholder of record and a stockholder who holds stock in street name?	2
What is the record date and what does it mean?	3
What constitutes a “quorum” for the meeting?	3
Who is entitled to vote and how many votes do I have?	3
How do I vote my shares?	3
Can I vote by telephone or electronically?	4
Can I change my vote?	4
If I submit a proxy, how will my shares be voted?	4
My shares are held in street name. How are my shares voted if I do not return voting instructions?	4
What are the Board’s recommendations?	5
What vote is required to approve each item?	5
What are abstentions and broker non-votes?	5
How are abstentions and broker non-votes counted when tabulating the vote?	6
Are votes confidential? Who counts the votes?	6
Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?	7
Does each stockholder receive his or her own copy of the 2008 Annual Report and this proxy statement?	7
How do I contact the Board of Directors?	7
How do I submit a stockholder proposal for the 2010 Annual Meeting?	7
What were some of the significant management changes since the 2008 Annual Meeting?	8

Item 1 -- Election of Class I Directors	8

Directors Standing for Election	8
Directors Continuing In Office	10
Governance of the Company	11
Corporate Governance Guidelines	11
Board of Directors	12
Meetings	13
Chairman and Lead Director	13
Affirmative Determination Regarding Director Independence	13
Code of Ethics	15
Communications to Non-Management Directors	15
Director Attendance at Annual Meeting	15
Corporate Governance Materials Available on the Chico’s Web Site	15
Committees of the Board	16

3

4

CHICO’S FAS, INC.
11215 Metro Parkway
Ft. Myers, Florida 33966

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 25, 2009

May 4, 2009

To the Stockholders of
Chico’s FAS, Inc.:

These proxy materials are delivered in connection with the solicitation by the Board of Directors of Chico’s FAS, Inc. (“Chico’s,” the “Company,” “we,” or “us”), a Florida corporation, of proxies to be voted at our 2009 Annual Meeting of Stockholders and at any adjournments or postponements thereof.

You are invited to attend our Annual Meeting of Stockholders on June 25, 2009, beginning at 2:00 P.M., local time. The Annual Meeting will be held at our corporate headquarters located at 11215 Metro Parkway, Ft. Myers, Florida. Stockholders will be admitted beginning at approximately 1:30 P.M. The operation of cameras (including cellular phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

It is important that proxies be returned promptly to avoid unnecessary expense to the Company. Therefore, regardless of whether you plan to attend the Annual Meeting or the number of shares of stock you own, please date, sign and return the enclosed proxy promptly.

ABOUT THE ANNUAL MEETING

What is the purpose of the meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, a proposed amendment to the Company’s Amended and Restated Articles of Incorporation, and ratification of the Company’s independent certified public accountants. In addition, the Company’s management will report on the performance of the Company and respond to questions from stockholders.

When are these materials being mailed?

This proxy statement and the form of proxy, or the Notice of Internet Availability of Proxy Materials, if applicable, are being mailed starting on approximately May 11, 2009.

Why did I receive a notice of the Internet availability of Chico’s proxy materials (the “Notice of Internet Availability”), instead of a full set of printed proxy materials?

New rules adopted by the Securities and Exchange Commission allow us to provide access to our proxy materials over the Internet instead of mailing a full set of such materials to every stockholder. However, under current Florida law, certain of those materials must still be provided to our stockholders of record by way of mail. Thus, for stockholders of record, you are being provided a full set of printed proxy materials. However, for stockholders who own their shares in “street name,” we have arranged to send you a Notice of Internet Availability. All of our stockholders may access our proxy materials over the

Internet using the directions below under “How do I access Chico’s proxy materials online?” or by using the directions set forth in the Notice of Internet Availability. In addition, by following the instructions set forth at such Internet site or the instructions set forth in the Notice of Internet Availability, any stockholder may request that a full set of printed proxy materials be sent to them.

We have chosen to send the Notice of the Internet Availability to stockholders who own their shares in “street name,” instead of automatically sending a full set of printed copies to all stockholders, to reduce the impact of printing our proxy materials on the environment and to save on the costs of printing and mailing incurred by the Company.

How do I access Chico’s proxy materials online?

Chico’s proxy statement for the Annual Meeting and 2008 Annual Report may be accessed at http://materials.proxyvote.com/168615, which does not have “cookies” that identify visitors to the site.

How do I request a paper copy of the proxy materials?

If you are a stockholder who owns shares in “street name” and who received the Notice of Internet Availability, paper copies of Chico’s proxy materials will be made available at no cost to you, but they will only be sent to you if you request them. To request a paper copy of the proxy materials follow the instructions on the Notice of Internet Availability which you received. You will be able to submit your request for copies of the proxy materials by sending an email to the email address set forth in the Notice of Internet Availability, by going to the Internet address set forth in the Notice of Internet Availability or by calling the telephone number provided in the Notice of Internet Availability.

What is a proxy?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. The form of proxy card included with this proxy statement designates each of David F. Dyer, Kent A. Kleeberger and A. Alexander Rhodes as proxies for the 2009 Annual Meeting.

What is a proxy statement?

It is a document that the Securities and Exchange Commission’s regulations require us to give you when we ask you to sign a proxy card designating individuals as proxies to vote on your behalf.

What is the difference between a stockholder of record and a stockholder who holds stock in street name?

If your shares are registered in your name, you are a stockholder of record. Owners of record receive their proxy materials from us. When you properly complete, sign and return your proxy card, you are instructing the named proxies to vote your shares in the manner you indicate on the proxy card.

If your shares are held in the name of your broker or other financial institution, which is usually the case if you hold your shares in a brokerage or similar account, your shares are held in “street name.” Your broker or other financial institution or its respective nominee is the stockholder of record for your shares. As the holder of record, only your broker, other institution or nominee is authorized to vote or grant a proxy for your shares. Accordingly, if you wish to vote your shares in person, you must contact your broker or other institution to obtain the authority to do so. Street name holders can access their proxy materials through the Internet or can elect to receive their proxy materials directly from their broker or other institution by contacting their broker or other institution. When you properly vote in accordance with the instructions provided in the Notice of Internet Availability, you are giving your broker, other institution or nominee instructions on how to vote the shares they hold for you.

What is the record date and what does it mean?

The record date for the 2009 Annual Meeting is April 27, 2009. The record date is established by the Board of Directors as required by law and the Company’s Amended and Restated Articles of Incorporation and By-laws. Owners of record of common stock at the close of business on the “record date” are entitled to:

(a) receive notice of the meeting, and

(b) vote at the meeting and any adjournments or postponements of the meeting.

What constitutes a “quorum” for the meeting?

A certain minimum number of shares must be present or represented by proxy at a meeting before any stockholder vote at the meeting can be effective. A quorum is necessary to conduct business at the meeting. For the Annual Meeting, the quorum requirement will be satisfied if a majority of the outstanding shares of common stock is present and/or represented by proxy. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as “shares present” at the meeting for purposes of determining a quorum.

Who is entitled to vote and how many votes do I have?

If you are a common stockholder of record at the close of business on the record date, you can vote. For each matter presented for vote, you have one vote for each share you own. If you are a holder in street name at the close of business on the record date, you generally will have the right to instruct your broker or other financial institution how to vote your shares, although specific procedures depend on the terms of your account arrangement. As of the record date, there were            common shares outstanding. Each common share is entitled to one vote on each matter properly brought before the Annual Meeting. Shares of common stock, par value $.01 per share, are the only outstanding voting securities of the Company.

How do I vote my shares?

Stockholders of record can vote by:

•	returning a completed proxy card by mail to The Registrar and Transfer Company, Attn: Proxy Department, P.O. Box 1159, Cranford, New Jersey 07016-9748;

•	delivering a completed proxy card to an inspector of election prior to the Annual Meeting; or

•	completing a ballot and returning it to an inspector of election during the Annual Meeting.

If you hold your shares in street name, you can vote by following the instructions contained in the Notice of Internet Availability. If your shares are held in street name and you wish to cast your vote in person at the Annual Meeting, you must either (i) obtain a “legal proxy,” executed in your favor, from the bank, broker, or nominee, as the case may be, or (ii) obtain a proxy direction form from the bank, broker, or nominee, as the case may be, and follow the instructions on the form so as to provide such bank, broker or nominee with your directions as to how you want such shares to be voted.

Can I vote by telephone or electronically?

The Company has not established procedures to allow telephone or electronic voting by record stockholders, but may do so for future stockholder meetings if we determine that the added convenience to our record stockholders would justify the additional costs to the Company associated with these voting methods.

Street name holders may vote by way of the Internet as explained in the Notice of Internet Availability.

Can I change my vote?

You may revoke your proxy or change your voting instructions before the time of voting at the meeting in several ways.

If you are a stockholder of record, you may revoke or change your proxy instructions at any time prior to the vote at the Annual Meeting. To do so:

•	mail a revised and properly executed proxy card dated later than the prior one;

•	give us written notice of your change or revocation; or

•	attend the Annual Meeting and file with the Secretary of the Company or an inspector of election either a notice of revocation, a duly executed proxy bearing a later date, or a duly executed ballot. The powers of the proxy holders will be suspended if you attend the meeting in person and you so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

If you hold your shares in street name, you may revoke or change your proxy instructions at any time prior to the vote at the Annual Meeting by submitting new voting instructions to your broker or other institution in accordance with the procedures and requirements applicable to your account.

If I submit a proxy, how will my shares be voted?

If you submit a properly executed proxy card, the individuals named on the card, as your proxies, will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted for the election of the two nominees to serve three-year terms on our Board of Directors, for approval of the Articles of Amendment to the Amended and Restated Articles of Incorporation of Chico’s FAS, Inc., for ratification of the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 30, 2010 (fiscal 2009), and otherwise as recommended by the Board of Directors.

Your vote is important. Whether or not you plan to attend the meeting, we encourage you to vote by proxy as soon as possible.

My shares are held in street name. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a broker or other institution, even if you do not provide the broker or other institution with voting instructions. Brokers and certain other institutions have the authority, under the rules of the New York Stock Exchange, to vote shares on certain “routine” matters for which their customers do not provide voting instructions by the tenth day before the meeting. The election of directors and the ratification of the appointment of Ernst & Young LLP as the independent certified public accountants of the Company are currently considered routine matters and thus may be voted on the matters scheduled to come before the meeting as your broker or other institution may determine if you have not provided voting instructions within the applicable time frame. We believe that the approval of the Articles of Amendment to the Amended and Restated Articles of Incorporation is a non-routine proposal on which brokers will not be able to vote absent instruction from beneficial owners.

What are the Board’s recommendations?

The Board’s recommendations regarding the proposals to be considered at the Annual Meeting are set forth together with the descriptions of the proposals in this proxy statement. In summary, the Board recommends a vote:

•	for election of the two nominees for the Class I Director positions (see page 9).

•	for approval of the Articles of Amendment to the Amended and Restated Articles of Incorporation of Chico’s FAS, Inc.(see page 22).

•	for ratification of the appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 30, 2010 (fiscal 2009) (see page 24).

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. At the date this proxy statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

What vote is required to approve each item?

Election of Directors.  Directors shall be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, even though it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting.

Approval of the Articles of Amendment to the Amended and Restated Articles of Incorporation.  The Articles of Amendment to the Amended and Restated Articles of Incorporation of Chico’s FAS, Inc. will be approved if at least sixty-six and two thirds percent (66 2/3%) of the total issued and outstanding common stock of the Company are voted “FOR” approval of such Articles of Amendment.

Ratification of Appointment of Accountants.  The appointment of Ernst & Young LLP as the Company’s independent certified public accountants for the fiscal year ending January 30, 2010 will be ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment.

Other Items.  If any other item requiring a stockholder vote should come before the meeting, the item will be approved if the number of shares voting for the item is greater than the number of shares voting against the item.

What are abstentions and broker non-votes?

An abstention occurs when a stockholder of record (which may be a broker or other nominee of a street name holder) is present at a meeting (or deemed present) but fails to vote on a proposal, indicates that the stockholder abstains from voting on the proposal, or withholds authority from proxies to vote for director nominees while failing to vote for other eligible candidates in their place. A broker non-vote occurs when a broker or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the street name owner of the shares.

How are abstentions and broker non-votes counted when tabulating the vote?

Abstentions (that is, a properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of directors or “ABSTAIN” with respect to any other matter) and broker non-votes with respect to a particular matter do not count in any vote totals for or against any matter, even though the shares associated with such abstentions and broker non-votes are counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, for purposes of any vote, abstentions and broker non-votes will have the same effect as does a share that is not present or otherwise not voted, as more specifically described below.

Election of Directors.  Abstentions will have no effect on the outcome of the election of candidates for director. Additionally, the election of directors is a matter on which a broker or other nominee is generally empowered to vote, and therefore no broker non-votes are expected to exist in connection with the election of directors.

Approval of the Articles of Amendment to the Amended and Restated Articles of Incorporation.  Because the proposal to approve and ratify the Articles of Amendment to the Articles of Incorporation of Chico’s FAS, Inc. is a matter on which brokers are not empowered to vote without instructions, there may be broker non-votes. For purposes of approval of such Articles of Amendment, abstentions and broker non-votes will have the same substantive effect as votes “AGAINST” such approval, because approval requires the affirmative vote of at least sixty-six and two thirds percent (66 2/3%) of the total issued and outstanding shares of common stock.

Ratification of Appointment of Accountants.  Abstentions will have no effect on the outcome of the ratification of the appointment of the accountants. As for broker non-votes, the ratification of the appointment of the independent certified public accountants for the fiscal year ending January 30, 2010 is a matter on which a broker or other nominee is generally empowered to vote. Accordingly, no broker non-votes are expected to exist in connection with ratification of the appointment.

Are votes confidential? Who counts the votes?

The votes of all stockholders are held in confidence from directors, officers and employees, except:

(a)	as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company,

(b) in case of a contested proxy solicitation,

(c)	if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management, or

(d) to allow the independent inspectors of election to certify the results of the vote.

All votes will be tabulated by employees of The Registrar and Transfer Company, the Company’s transfer agent for the common stock, whose representatives will serve as one or more of the inspectors of election.

Who is paying for the preparation and mailing of the proxy materials and how will solicitations be made?

We will pay the expenses of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees in person or by telephone, mail, electronic transmission, facsimile transmission or telegram. The Company will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to stockholders and the Company will reimburse such institutions for their out-of-pocket expenses incurred thereby. The Company has not engaged any outside service provider to assist in the solicitation of proxies.

Does each stockholder receive his or her own copy of the 2008 Annual Report and this proxy statement?

In some cases, for stockholders of record, we may send only one Annual Report and proxy statement to an address shared by two or more stockholders, unless we have received contrary instructions from one or more stockholders at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you are a stockholder of record residing at such an address and you wish to receive a separate copy of our 2008 Annual Report or this proxy statement, please contact Bob Atkinson, Vice President — Investor Relations by phone at (239) 277-6200 or in writing at 11215 Metro Parkway, Ft. Myers, Florida 33966 and we will promptly send you separate copies. If we have been sending only one annual report and/or proxy statement to your household but you or another stockholder in the household wishes to receive separate copies of annual reports and/or proxy statements in the future, please contact us in the same manner. Please also contact us if your household receives multiple copies of our annual report and/or proxy statement and you would prefer that we send only one copy for the entire household.

If you are a beneficial holder and hold your shares in “street name,” your broker, bank or other institution may be utilizing “householding” in sending you the annual report, the proxy statement and/or the Notice of Internet Availability. If you prefer to change the manner in which “householding” is being applied to these deliveries, you should directly contact your broker, bank or other institution.

How do I contact the Board of Directors?

You can send written communications to one or more members of the Board, addressed to:

Chairman, Board of Directors
Chico’s FAS, Inc.
c/o Corporate Secretary
11215 Metro Parkway
Ft. Myers, Florida 33966

All such communications will be forwarded to the relevant director(s), except for solicitations or other matters unrelated to the Company.

How do I submit a stockholder proposal for the 2010 Annual Meeting?

The Company’s 2010 Annual Meeting is currently expected to be held on June 17, 2010. If a stockholder wishes to have a proposal considered for inclusion in next year’s proxy statement, he or she must submit the proposal in writing so that we receive it by January 4, 2010. Proposals should be addressed to the Company’s Corporate Secretary, 11215 Metro Parkway, Ft. Myers, Florida 33966. In addition, the Company’s Amended and Restated Articles of Incorporation also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders’ meeting. That notice must provide certain other information as described in the Company’s Amended and Restated Articles of Incorporation. See “Stockholder Proposals for Presentation at the 2010 Annual Meeting.”

What were some of the significant management changes since the 2008 Annual Meeting?

As previously announced or reported, the following key officer and director changes occurred since the Company’s 2008 Annual Meeting:

•	In January 2009, Michael J. Kincaid, our Senior Vice President-Finance, Chief Accounting Officer, and Assistant Secretary resigned to take on a position as a chief financial officer at another company. Mr. Kincaid’s former responsibilities as the principal accounting officer of the Company were assigned to Kent A. Kleeberger, our Executive Vice President-Finance, Chief Financial Officer, and Treasurer. Mr. Kincaid’s other responsibilities were given to certain others who had previously reported to Mr. Kincaid.
•	In January 2009, Scott A. Edmonds resigned as President and Chief Executive Officer of the Company, as Chairman of the Board of Directors, and as a director. Mr. Edmonds had been with the Company for more than fifteen years.
•	Upon Mr. Edmonds’ resignation in January 2009, the Company appointed David F. Dyer as President and Chief Executive Officer and appointed Ross E. Roeder, who continues to serve as a director, as non-executive Chairman of the Board. Mr. Dyer continues to serve the Company as a director, a position he has held since 2007.
•	In February 2009, the Company appointed Andrea M. Weiss to its Board of Directors, filling the vacancy created by Mr. Edmonds’ departure.
•	In February 2009, Cynthia S. Murray joined the Company as its Brand President-Chico’s, succeeding Michele M. Cloutier, who left in January 2009 to pursue other opportunities.
•	In March 2009, Charles L. Nesbit, Jr., who had been serving as the Company’s Executive Vice President-Chief Operating Officer, was named to the newly created position of Brand President-Soma so that Mr. Nesbit could give his full attention and focus to the development and expansion of the Soma brand.
•	In February 2009, in conjunction with Mr. Nesbit’s reassignment, Jeffrey A. Jones joined the Company as its new Executive Vice President-Chief Operating Officer.

1.	ELECTION OF CLASS I DIRECTORS - ITEM ONE ON YOUR PROXY CARD

Directors Standing For Election

The full Board is currently comprised of eight directors. The Board is divided into three classes with Class I having two directors, Class II having three directors and Class III having three directors.

Directors are elected for three-year terms.

The terms of the existing Class I directors, Ross E. Roeder and Andrea M. Weiss, expire at the 2009 Annual Meeting.

The Class II directors, Verna K. Gibson, Betsy S. Atkins and David F. Dyer, serve until the Annual Meeting of stockholders in 2010, and the Class III directors, John W. Burden III, David F. Walker and John J. Mahoney, serve until the Annual Meeting of stockholders in 2011.

The election of the two Class I directors will take place at the 2009 Annual Meeting. By unanimous written consent effective as of March 10, 2009, the Board approved the recommendation of the Corporate Governance and Nominating Committee and nominated the following persons to stand for election at the 2009 Annual Meeting:

Class I Director Seats

Ross E. Roeder
Andrea M. Weiss

If elected, Ross E. Roeder and Andrea M. Weiss will continue their service on the Board beginning at the 2009 Annual Meeting and will serve on the Board until the annual meeting in 2012, or until their successors are duly elected and qualified, or until their earlier death, resignation or removal. Unless otherwise directed, the persons named in the enclosed form of proxy intend to vote such proxy “FOR” the election of Ross E. Roeder and Andrea M. Weiss as Class I directors of the Company.

Effective February 24, 2009, we entered into a letter agreement with one of our shareholders, Spotlight Capital Partners, L.P. and certain entities and persons affiliated with Spotlight Capital Partners, (collectively, “Spotlight”). In the letter agreement, we agreed to appoint Ms. Weiss as a Class I director, and to include her as a nominee as a Class I director at our 2009 Annual Meeting. The Company also agreed to appoint Ms. Weiss to the Company’s Compensation and Benefits Committee and the Company’s Merchant Committee. Spotlight agreed, among other matters, that they would support the Board’s full list of nominees at our 2009 Annual Meeting, and agreed to a standstill agreement with us. A copy of the agreement with Spotlight was included in our Current Report on Form 8-K that we filed with the SEC on February 25, 2009.

None of the nominees is related to another or to any other director or any executive officer of Chico’s FAS, Inc. by blood, marriage, or adoption.

Each of the proposed nominees for election as directors has consented to serve if elected. If, as a result of circumstances not now known or foreseen, any of the nominees becomes unable or unwilling to serve as a director, proxies may be voted for the election of such other person or persons as the Board of Directors may select. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THESE NOMINEES FOR ELECTION AS CLASS I DIRECTORS. The nominees that receive a plurality of the votes cast by the shares entitled to vote at the Annual Meeting shall be elected as the directors.

Nominees for election at this meeting to terms expiring in 2012:

Ross E. Roeder, 71, has been a director since 1997 and currently serves as the Chairman of the Board, having been appointed Chairman on January 8, 2009, upon the departure of Mr. Edmonds. Mr. Roeder is the former Chairman of Smart & Final, Inc., having held this position from 1999 and having also served as a director of SFI Corporation, the parent corporation of Smart & Final, from 1984 until his retirement in 2007. From 1999 until 2004, Mr. Roeder also held the position of Chief Executive Officer of Smart & Final, Inc. From 1986 to 1998, Mr. Roeder served as a director of Morgan-Kaufman Publishers, Inc., a publisher of computer science text and reference books, and from 1993 to 1998 served as its Chairman of the Board. From 1986 until February 1993, Mr. Roeder was President and Chief Executive Officer of Federal Construction Company. Mr. Roeder is also a director of Mercantile Bank.

Andrea M. Weiss, 53, has been a director since February 2009. Ms. Weiss formed Retail Consulting, Inc., a boutique consulting practice focused on product and brand development, consumer contact strategies, operational improvements, and turnarounds, and has served as its President and Chief

Executive Officer since its formation in October 2002. She served as Chairman of Cortefiel Group, SA, a European retailer, from April 2006 to June 2007, as President of dELiA*s Corp., a multichannel retailer to teenage girls and young women, from May 2001 to October 2002, as Executive Vice President and Chief Store Officer of The Limited, Inc. and Intimate Brands, Inc., units of Limited Brands, Inc., a women’s retailer, from May 1998 to February 2001 and also has held senior executive level positions at Guess, Inc., and Ann Taylor Stores, Inc. Ms. Weiss currently serves on the boards of directors of Cracker Barrel Old Country Store, Inc., eDiets.com, Inc., and GSI Commerce, Inc. Ms. Weiss was appointed to the Board in February 2009 pursuant to the terms of the letter agreement entered into by the Company with Spotlight. Prior to entering into the letter agreement, the Corporate Governance and Nominating Committee evaluated Ms. Weiss’ qualifications and approved her qualifications to serve as a director of the Company.

Directors Continuing in Office

Directors whose present terms continue until 2010 (Class II directors):

Verna K. Gibson, 66, has been a director since 1993 and is presently a retailing consultant. Ms. Gibson provided certain retail consulting services to the Company from early January 2009 through early April 2009 for an aggregate compensation of $90,000 and has been engaged to continue such consulting services through early July 2009 for an additional aggregate compensation of $90,000. From 1985 to 1991, Ms. Gibson was President and Chief Executive Officer of the Limited Stores Division of The Limited, Inc., a retail apparel specialty chain. From January 1991 through 1995, she served as President of Outlook Consulting Int., Inc. and in January 1999, she resumed the position of President of Outlook Consulting Int., Inc. From December 1994 to July 1996, Ms. Gibson was the Chairman of the Board of Petrie Retail, Inc. From 1993 to fall 1999, Ms. Gibson was a partner of Retail Options, Inc., a New York based retail consulting firm.

Betsy S. Atkins, 55, has been a director since 2004 and beginning April 1, 2009 is the Chief Executive Officer and Chairman of Clear Standards, Inc. Ms. Atkins is also the Chief Executive Officer of Baja Ventures, an independent venture capital firm focused on the technology and life sciences industry since 1994. Prior to 1994, Ms. Atkins was Chairman and Chief Executive Officer of NCI, Inc., a functional food/nutraceutical company, from 1991 to 1993. Ms. Atkins was a co-founder of Ascend Communications, Inc. in 1989, a member of their Board of Directors, and served as its Executive Vice President of Sales, Marketing, Professional Services and International Operations prior to its acquisition by Lucent Technologies. Ms. Atkins serves on the boards of Directors of Polycom, Inc., Reynolds American Inc., SunPower Corporation, and a number of private companies (including the board of directors of the NASDAQ Stock Market LLC) and is an advisor to British Telecom. Ms. Atkins was a Presidential-appointee to the Pension Benefit Guaranty Corporation advisory committee, and is a Governor-appointed member of the Florida International University Board of Trustees.

David F. Dyer, 59, has been a director since 2007.  Mr. Dyer is also the President and Chief Executive Officer of the Company, having assumed these officer positions on January 8, 2009, succeeding Mr. Edmonds. Mr. Dyer is the former President and Chief Executive Officer of Tommy Hilfiger Corporation where he served from August 2003 until his retirement in May 2006. Mr. Dyer was retired from May 2006 until January 2009. Prior to joining Tommy Hilfiger Corporation, Mr. Dyer served as President and Chief Executive Officer of Lands’ End from 1998 through 2002. From June 2002 until August 2003, Mr. Dyer also served as Executive Vice President of Sears and was a member of its Management Executive Committee, in addition to his position as President and Chief Executive Officer of Lands’ End. His responsibilities included, in addition to Lands’ End, the Sears Direct businesses, both internet and catalog, and the Great Indoors Home division of Sears. Mr. Dyer previously served in various other roles at Lands’ End from 1989 to 1994, including as Vice Chairman and Director from 1991 to 1994. Mr. Dyer began his career with Burdines, a division of Federated Department Stores, and held various merchandising and marketing posts during his 17 years there. He later served as President and Chief Operating Officer of Home Shopping Network and was Acting President of J. Crew Catalog from 1997 to 1998.

Directors whose present terms continue until 2011 (Class III directors):

John W. Burden, III, 72, has been a director since 1997 and is currently an independent retailing consultant, having served as a consultant and partner in Retail Options, Inc. from November 1993 to December 1997. From December 1990 to March 1993, Mr. Burden’s principal occupation was as an officer in Pelican Palms Realty Company, a real estate sales company he owned. In 1990, he retired as the Chairman of both Federated Department Stores, Inc., and Allied Department Stores, Inc., following a 19 year career in various merchandising positions in the Federated organization, including President of Burdines and Chairman of the Abraham & Straus Division. Prior to that time, he spent 12 years with Macy’s.

David F. Walker, 55, has been a director since 2005 and is currently the Director of the Accountancy Program at the University of South Florida in St. Petersburg and leads the school’s Program for Social Responsibility and Corporate Governance. He has held these positions since 2002. Mr. Walker also has been an independent consultant with respect to accounting, auditing and business issues since 2002. For approximately 27 years, through 2002, Mr. Walker was with the accounting firm of Arthur Andersen LLP, having served as a partner with the firm from 1986 until 2002, and most recently until 2002 as partner in charge of the firm’s assurance and business advisory services practice in the Florida/Caribbean region. Mr. Walker is a certified public accountant, certified fraud examiner, and holds a Masters of Business Administration degree from the University of Chicago Graduate School of Business. He currently also serves on the Board of Directors of First Advantage Corporation, Comm Vault Systems, Inc., and Technology Research Corporation, Inc.

John J. Mahoney, 57, has been a director since 2007 and is currently the Vice Chairman and Chief Financial Officer for Staples, Inc., having served as Vice Chairman since January 2006 and as Chief Financial Officer since 1996. Prior to 1996, Mr. Mahoney was a partner at Ernst & Young LLP.

Governance of the Company

Corporate Governance Guidelines

The Company has adopted Corporate Governance Guidelines that are available at www.chicosfas.com by first clicking on “Corporate Governance” and then “Corporate Governance Guidelines.” The “Corporate Governance Guidelines” are also available in print to any stockholder who requests it by contacting the Company’s Corporate Secretary, 11215 Metro Parkway, Ft. Myers, Florida 33966. These guidelines were adopted by the Board to formalize its obligation to be independent from management, to adequately perform its function as the overseer of management, and to align the interests of the Board and management with the interests of the stockholders. The Guidelines have been updated from time to time since their initial adoption. The Guidelines, as adopted by the Board, meet the updated listing standards of the New York Stock Exchange. The Company has completed its annual review of the Guidelines. Any revisions to the Guidelines continue to meet the applicable listing standards of the New York Stock Exchange and have been posted on the Company’s website.

On an annual basis, each director and executive officer is obligated to complete a Director and Officer Questionnaire which, among other things, requires disclosure of any transactions with the

Company in which the director or executive officer, or any member of his or her immediate family, have a direct or indirect material interest. As of March 31, 2009, other than compensation arrangements fully described elsewhere in this proxy, no such transactions have been disclosed.

Board of Directors

The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they currently serve, are identified below:

Corporate
Governance
		Compensation	and
	Audit	and Benefits	Nominating	Executive	Merchant
Director	Committee	Committee	Committee	Committee	Committee
Ross E. Roeder	X		X	Chair
Verna K. Gibson				X	Chair
John W. Burden, III					X
Betsy S. Atkins		X	Chair
David F. Walker	Chair		X	X
David F. Dyer				X
John J. Mahoney	X	Chair
Andrea M. Weiss		X			X

Governance Structure

Corporate governance is typically defined as the system that allocates duties and authority among a company’s stockholders, board of directors, and management. The stockholders elect the board and vote on extraordinary matters. The board is the Company’s governing body, responsible for hiring, overseeing and evaluating executive management, particularly the Chief Executive Officer, and management runs the Company’s day-to-day operations. Our Board of Directors currently consists of eight directors. The current Board members include six independent directors and two individuals who are not considered independent directors, one being a member of the Company’s senior management and the other providing substantial consulting services for the Company. If all of the nominees for election are elected, the Board will continue to be comprised of six independent directors and two non-independent directors.

Board Responsibilities

The primary responsibilities of the Board of Directors are oversight, counseling, and direction to the Company’s executive management in the long-term interests of Chico’s and its stockholders. To the extent appropriate under Florida law, the Board, in carrying out its duties, also may consider the interests of other constituencies, which include employees, suppliers, customers and the communities in which it does business, and the economy of the state of Florida and the United States. The Board’s detailed responsibilities include: (a) selecting, regularly evaluating the performance of, and approving the compensation of the Chief Executive Officer and other senior executives; (b) planning for succession with respect to the position of Chief Executive Officer and monitoring management’s succession planning for other senior executives; (c) reviewing and, where appropriate, approving Chico’s major financial objectives, strategic and operating plans and actions; (d) overseeing the conduct of Chico’s business to evaluate whether the business is being properly managed and whether proper internal controls are in place and effective; and

(e) overseeing the processes for maintaining Chico’s integrity with regard to its financial statements and other public disclosures and compliance with law and ethics. The Board of Directors has delegated to the Chief Executive Officer, working with Chico’s other executive officers, the authority and responsibility for managing the Company’s business in a manner consistent with the Company’s standards and practices, and in accordance with any specific plans, instructions or directions of the Board. The Chief Executive Officer and management are responsible for seeking the advice and, in appropriate situations, the approval of the Board and/or its various committees with respect to significant actions to be undertaken by Chico’s.

Meetings

The Board and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. The Board of Directors held seven meetings during fiscal 2008 (consisting of six regularly scheduled meetings and one special meeting), and each incumbent director attended at least 75% of the total number of Board meetings and meetings of committees on which he or she served. Indeed, during fiscal 2008, our directors attended 100% of the Board meetings and on average 95% of the meetings of the committees on which they served.

During fiscal 2008, the non-employee directors of the Board met without the Chief Executive Officer or other members of management present during three of the six regularly scheduled Board meetings.

Chairman and Lead Director

In August 2003, the Board created the position of lead director, whose primary responsibility was to preside over periodic executive sessions of the Board in which management directors and other members of management do not participate. The position was created, in part, because the persons serving as Chairman of the Board of the Company were generally not independent members of the Board. From September 2007 until January 2009, Ross E. Roeder had served in the position of lead director while Scott Edmonds served as the Chairman of the Board. Upon the resignation of Mr. Edmonds in January 2009, Mr. Roeder, an independent member of the Board, was appointed as Chairman, a position in which he was designated to continue serving until at least the Company’s 2009 Annual Meeting of stockholders. The Company decided that because Mr. Roeder is an independent director, Mr. Roeder should be able to carry out his former responsibilities as lead director through his position as Chairman and that, so long as the appointed Chairman was a person who qualified as an independent director, no separate appointment of a lead director was necessary.

Affirmative Determination Regarding Director Independence

Pursuant to the Corporate Governance Guidelines, the Board undertook a review of director and director nominee independence in February 2009. During this review, the Board considered transactions and relationships between each director or nominee or any member of his or her immediate family and the Company and its subsidiaries and affiliates. The Board also examined transactions and relationships between directors, nominees or their affiliates and members of the Company’s senior management or their affiliates. As provided in the Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. A director is considered independent only if the Board affirmatively determines that the director has no material relationship with the Company, either directly or indirectly. In accordance with the Guidelines and the NYSE listing standards, a director is not independent if:

•	The director is or has been within the last three years an employee of Chico’s.

•	An immediate family member of the director is or has been within the last three years an executive officer of Chico’s.

•	The director has received more than $100,000 in direct compensation from Chico’s during any twelve-month period within the last three years. This excludes director and committee fees or other forms of deferred compensation for prior service.

•	An immediate family member of the director has received more than $120,000 in direct compensation from Chico’s (excluding for purposes of this computation any direct compensation received as an employee of Chico’s (other than an executive officer)) during any twelve month period within the last three years.

•	The director or an immediate family member of the director is a current partner of Chico’s internal or external auditor.

•	The director is a current employee of Chico’s internal or external auditor.

•	An immediate family member of the director is a current employee of Chico’s internal or external auditor and works in the auditor’s audit, assurance, or tax compliance practice.

•	Within the last three years, the director or immediate family member of the director was a partner or employee of Chico’s internal or external auditor and personally worked on Chico’s audit.

•	The director or immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of Chico’s present executive officers at the same time serves or served on the other company’s compensation committee.

•	The director is a current employee, or an immediate family member of the director is a current executive officer, of a company that has made payment to, or received payments from, Chico’s for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of the other company’s consolidated gross revenues.

As a result of this review, and based on information furnished by all members of the Board regarding their relationships with the Company and research conducted by management with respect to outside affiliations, the Board affirmatively determined that six of the eight current directors, Mr. Roeder, Mr. Burden, Ms. Atkins, Mr. Walker, Mr. Mahoney, and Ms. Weiss, are independent of the Company and its management under the independence standards set forth in the Guidelines, under the NYSE independence standards and under the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934. In its deliberations, the Board considered the position Mr. Burden’s son-in-law holds with the Company, as described under the heading “Certain Relationships and Related Party Transactions,” and determined that such relationship did not cause Mr. Burden to fail to meet the applicable independence standards. As a result of this review and this process, the Board also affirmatively determined that the Audit, Compensation and Benefits, and Corporate Governance and Nominating Committees are all comprised entirely of independent directors. In addition, members of the Compensation and Benefits Committee meet the additional standards applicable to “outside directors” under Internal Revenue Code Section 162(m) and qualify as “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Although he was considered an independent director until his appointment as President and Chief Executive Officer in January 2009, Mr. Dyer is now considered a non-independent director because of his employment as a senior executive of the Company. The Board also determined in April 2009 that Ms. Gibson, who was formerly considered an independent director, is now considered a non-independent director because of her consulting relationship with the Company, which commenced in early January 2009 and is currently scheduled to continue through early July 2009.

Code of Ethics

The Company has a Code of Ethics, which is applicable to all employees and directors of the Company, including the principal executive officer, the principal financial officer and the principal accounting officer, and to all the directors. The Code of Ethics is available at the Company’s investor relations website (www.chicosfas.com) by clicking on “Corporate Governance.” The Company intends to post amendments to or waivers from its Code of Ethics (to the extent applicable to the Company’s chief executive officer, principal financial officer, principal accounting officer or its directors) at this location on its website. No waivers have been granted under the Code of Ethics.

Communications to Non-Management Directors

Stockholders and other parties interested in communicating with the Chairman or with the other non-management directors as a group may do so by writing to: Chairman, Board of Directors, Chico’s FAS, Inc., c/o Corporate Secretary, 11215 Metro Parkway, Ft. Myers, Florida 33966. Letters addressed to the Chairman or any of the other non-management directors will be routed to the Corporate Secretary who will review all such correspondence, will keep a file with copies of such correspondence (including a log thereof), will regularly forward such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention and may also provide each of the directors with summaries of all such correspondence. Directors may at any time review the file of such correspondence or the log of such correspondence and may request copies of any such correspondence.

A separate process has been established for dealing with concerns relating to accounting, internal controls or auditing matters. Stockholders, employees, and other parties interested in communicating about any of these particular matters may alternatively submit such communications by calling a third party hotline that has been established by the Board of Directors (1-888-669-4911, ext. 2273) and such reports will immediately be brought directly to the attention of the chair of the Company’s Audit Committee and separately to the General Counsel and to the Vice President-Internal Audit. If a communication relating to accounting, internal controls or auditing matters is received in writing by the Company, the Corporate Secretary will promptly forward such written correspondence to the chair of the Company’s Audit Committee and separately to the General Counsel and to the Vice President-Internal Audit. These particular reports, whether received through the hotline or in writing, will be handled in accordance with procedures established by the Company’s Audit Committee.

Director Attendance at Annual Meeting

The Company has no policy with regard to Board members’ attendance at stockholders’ annual meetings; however, it has been the custom for Chico’s directors to attend the annual meeting of stockholders. All of the directors then holding office attended the Annual Meeting in June 2008.

Corporate Governance Materials Available on the Chico’s Web Site

The Company’s Corporate Governance Guidelines are intended to provide a set of flexible guidelines for the effective functioning of the Board and are reviewed annually and revised as necessary or appropriate in response to changing regulatory requirements and evolving best practices. They are available at the Company’s investor relations website (www.chicosfas.com) by clicking on “Corporate Governance.”

In addition to the Company’s Corporate Governance Guidelines, other information relating to corporate governance at Chico’s is available on the Corporate Governance section of the Company’s investor relations website, including:

•	Audit Committee Charter

•	Compensation and Benefits Committee Charter

•	Corporate Governance and Nominating Committee Charter

•	Executive Committee Charter

•	Code of Ethics

•	Policy on Granting Equity Awards

•	Stock Ownership Guidelines

•	Terms of Commitment to Ethical Sourcing

•	Complaint Procedures for Accounting Matters

The current charters of each of these committees as well as Chico’s Corporate Governance Guidelines and Code of Ethics are available at the Company’s investor relations website (www.chicosfas.com) by clicking on “Corporate Governance.” Chico’s stockholders may obtain printed copies of these documents by writing to Chico’s FAS, Inc. Corporate Secretary, 11215 Metro Parkway, Ft. Myers, Florida 33966.

Committees of the Board

The Board of Directors has a standing Corporate Governance and Nominating Committee, Audit Committee, Compensation and Benefits Committee, Executive Committee, and Merchant Committee.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee held four meetings during fiscal 2008. This Committee is responsible for developing and implementing policies and practices relating to corporate governance, including reviewing and monitoring implementation of the Company’s Corporate Governance Guidelines. In addition, its principal responsibilities from the perspective of its role as a nominating committee are to interview, evaluate, nominate, and recommend individuals for membership on the Company’s Board of Directors and its committees. This Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation.

All of the members of this Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Audit Committee

The Audit Committee held eight meetings during fiscal 2008. The Audit Committee’s principal responsibilities are to assist the Board in its general oversight of Chico’s financial reporting, internal controls, ethics compliance, and audit functions. This Committee is directly responsible for the appointment, compensation, and oversight of the work of the Company’s independent certified public accountants, reviews the annual financial results and the annual audit of the Company’s financial statements and approves the inclusion of the audited financial statements in the Form 10-K, reviews the Company’s quarterly financial results and each Form 10-Q, and meets with the independent accountants and the Vice President-Internal Audit from time to time in order to review the Company’s internal controls and financial management practices. During each fiscal year, at least one

(and usually more) of the meetings between this Committee and the independent accountants is held separately without management present. This Committee has established policies and procedures for the engagement of the independent accountants to provide permissible non-audit services, which includes pre-approval of all permissible non-audit services to be provided by the independent accountants.

All members of this Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. Federal regulations also require the Board to determine if a member of its Audit Committee is an “Audit Committee Financial Expert.” According to these regulations, an audit committee member can be designated an Audit Committee Financial Expert only when the audit committee member satisfies five specified qualification requirements, including experience in (or “experience actively supervising” others engaged in) preparing, auditing, analyzing, or evaluating financial statements presenting a level of accounting complexity comparable to what is encountered in connection with the Company’s financial statements. The regulations further require such qualifications to have been acquired through specified means of experience or education. The Board has determined that Mr. Walker, the chair of this Committee, and Mr. Mahoney are each qualified as an Audit Committee Financial Expert within the meaning of the regulations of the Securities and Exchange Commission (“SEC”), and that each of them has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. Although the Board of Directors has determined that Mr. Walker and Mr. Mahoney each has the requisite attributes defined under the rules of the SEC, their respective responsibilities are generally the same as those of the other Audit Committee members. The Audit Committee members are not auditors or accountants for the Company, do not perform “field work” and are not full-time employees of any audit firm. The SEC has determined that an audit committee member who is designated as an Audit Committee Financial Expert will not be deemed to be an “expert” for any purpose as a result of being identified as an Audit Committee Financial Expert. See the Audit Committee Report on page 25 for further information.

Compensation and Benefits Committee

The Compensation and Benefits Committee held six meetings during fiscal 2008 and regularly acts by written consent. The principal responsibilities of this Committee are to review and make recommendations to the Board of Directors concerning the compensation of all officers of the Company, to provide input and make recommendations to the Board on individuals elected to be executive officers of the Company; to review and make recommendations with respect to the Company’s existing and proposed compensation and bonus plans, and to serve as the committee responsible for administering the Company’s various equity incentive plans, Deferred Compensation Plan, 401(k) Plan, and the Cash Bonus Incentive Plan.

All of the members of this Committee are independent within the meaning of the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines. See the Compensation and Benefits Committee Report on page 30 for further information.

Executive Committee

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on matters other than those specifically reserved by Florida law to the Board. In practice, the Committee’s actions are generally limited to more routine matters such as the authorization of ordinary-course corporate credit facilities and borrowings. The Executive Committee held no meetings during fiscal 2008, but, from time to time, acts by written consent.

Merchant Committee

The Merchant Committee consults with and advises the Company on matters concerning the Company’s products for each of its brands. The Merchant Committee held seven meetings during fiscal 2008.

Policies and Procedures Regarding Related Person Transactions

Transactions and relationships that involve directors, executive officers or other related persons and that constitute a conflict with the Company’s interests require, in advance, a full disclosure to and review by the Company’s Audit Committee of all facts and circumstances concerning the transactions and relationships, all in accordance with our Code of Ethics.

Identifying and Evaluating Nominees for the Director Positions

Responsibility for Selection of Director Candidates

The Board is responsible for selecting director candidates. The Board has delegated the screening process to the Corporate Governance and Nominating Committee, with the expectation that other members of the Board and executives will be asked to take part in the process as appropriate. Candidates recommended by the Corporate Governance and Nominating Committee are subject to approval by the Board.

Stockholder Nominees

The policy of the Corporate Governance and Nominating Committee is to consider written recommendations from stockholders for positions on the Board of Directors. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Corporate Secretary of the Company or any member of such Committee in writing with whatever supporting material the stockholder considers appropriate, including the nominee’s name and qualifications for Board membership. In evaluating such nominations, such Committee seeks to address the criteria set forth under “Director Criteria” and “Director Obligations” below. Such Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions set forth in the Amended and Restated Articles of Incorporation of the Company relating to stockholder nominations. See “Stockholder Proposals for Presentation at the 2010 Annual Meeting” on page 71 for further information. In fiscal 2008, the Company received several recommendations of persons to be considered for nomination and/or appointment as directors, including persons proposed by Spotlight for consideration. These nominations and recommendations were carefully considered and evaluated by the Committee and ultimately Andrea Weiss was accepted from among the recommendations to be appointed to the Board and to be nominated for continued service.

Identifying and Evaluating Nominees

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director positions. The Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Committee considers various potential candidates for the director positions. Candidates may come to the attention of the Committee through current Board members, current management, professional search firms, stockholders (as described above) or other persons. Once the Committee has identified a prospective nominee, it will make an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the applicable criteria for directors.

If the Committee determines, in consultation with the Chairman of the Board and other Board members, as appropriate, that additional consideration is warranted, it may ask Board members or engage third parties to gather additional information about the prospective nominee’s background and experience and to report the findings to the Committee. The Committee then evaluates the prospective nominee against the criteria set out in the Company’s Corporate Governance Guidelines. The Committee also considers such other relevant factors as it deems appropriate, including the backgrounds, qualifications and skills of existing Board members, the balance of management and independent directors, the need for Audit Committee expertise, and the Committee’s evaluation of other prospective nominees.

In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, the Chair of the Committee, one of the other independent directors, as well as the Chief Executive Officer, and others as appropriate, interview prospective nominees in person or by telephone. After completing these evaluations and interviews, the Committee deliberates and makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

In the letter agreement with Spotlight described earlier, the Company agreed to identify, as promptly as practicable, one additional candidate to serve on the Board who is qualified to serve under all applicable requirements, is not employed by or affiliated with the Company, and otherwise is “independent”, and to appoint such person as a Class I director. The Company is currently engaged in the process of identifying such additional director. At such time as an additional director is appointed, the letter agreement with Spotlight provides that we will increase the size of the Board to nine directors.

Director Criteria

The Corporate Governance and Nominating Committee is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates in the context of the then current composition of the Board. This assessment includes experience in industry, finance, administration, operations and marketing, as well as diversity. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Service on other boards and other commitments are considered by such Committee when reviewing Board candidates.

Director Obligations

Directors are expected to prepare for, attend and participate in Board meetings and meetings of the committees of the Board on which they serve, to ask direct questions and require straight answers, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member’s service as a director.

Compensation of Directors

General.  In recent years, the Company’s compensation consultants have assisted the Board in its review of director compensation, including conducting a total outside director compensation analysis in early 2008 and again in 2009 utilizing data for the Company’s peer group companies. These analyses were used in connection with making the decision to change the compensation arrangements for the non-management directors, effective on and after June 26, 2008, to the compensations arrangements described below.

Indemnification.  We indemnify our directors and certain of our officers to the fullest extent permitted by law so that they will serve free from undue concern that they will not be indemnified. This is authorized under our By-laws, and accordingly we have signed agreements with each of those individuals contractually obligating us to provide this indemnification to them.

Base Compensation and Non-Equity Benefits.  Under the current compensation arrangements for directors, which were also in effect in the latter half of fiscal 2008, each non-employee director receives an annual retainer of $60,000 per year. The lead director had been entitled to receive an additional annual retainer of $30,000 per year. However, in January 2009, the Board elected a new Chairman who is independent and not a member of the Company’s management. A non-employee director serving as the Chairman of the Board receives an additional annual retainer of $60,000 instead of the lead director retainer. As a result, the position of lead director will not be necessary during such time as the Chairman elected to serve is independent and not a member of the Company’s management. In addition, each non-employee director who serves as a committee chair for the Audit and Compensation and Benefits Committees receives an additional annual retainer of $20,000 and all other committee chairs receive an additional annual retainer of $10,000. All directors continue to be entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at board and committee meetings and non-employee directors also continue to be entitled to elect to participate in the Company’s health insurance program with coverage provided for the director and his or her dependents and with the cost thereof paid by the Company. During the last fiscal year, Ms. Gibson and Ms. Atkins participated in this health insurance program.

Stock Options and Restricted Stock.  As a result of an amendment and restatement of the Company’s 2002 Omnibus Stock and Incentive Plan approved at the Company’s 2008 Annual Meeting, the Company’s non-employee directors no longer receive automatic awards of stock options under such plan. Instead, the Board has the discretion to make equity awards to non-employee directors. In particular, at the time the amended and restated plan was adopted, it was anticipated that each year around the time of the Annual Meeting of stockholders, beginning with the 2008 Annual Meeting, but at the discretion of the Board, each continuing non-employee director would be awarded a determined number of shares of restricted stock that would vest one year following the grant date. On June 26, 2008, Ms. Gibson, Ms. Atkins, Mr. Burden, Mr. Roeder, Mr. Walker, Mr. Mahoney and Mr. Dyer each received grants of 10,000 shares of restricted stock under the Company’s Amended and Restated 2002 Omnibus Stock and Incentive Plan for their service as directors. Each such restricted stock grant vests 100% on June 26, 2009.

Under the current compensation arrangements, the Company’s current non-employee directors, Ms. Gibson, Ms. Atkins, Mr. Burden, Mr. Roeder, Mr. Walker, Mr. Mahoney, and Ms. Weiss may occasionally receive additional option grants or restricted stock awards at the discretion of the Board of Directors under the Company’s Amended and Restated 2002 Omnibus Stock and Incentive Plan.

Non-Employee Director Compensation Table

The following table provides information on the compensation for non-employee directors for the fiscal year ended January 31, 2009.

					Change in
					Pension
					Value and
	Fees				Nonqualified	All
	Earned		Option	Non-Equity	Deferred	Other
	or Paid in	Stock	Awards	Incentive Plan	Compensation	Compensation
	Cash (2)	Awards	(4)	Compensation(5)	Earnings	(7)	Total
Name (1)	($)	(3)	($)	($)	(6)	($)	($)
		($)			($)

Ross E. Roeder	99,906	92,532	75,380	-	-	-	267,818
Verna K. Gibson	71,708	92,532	75,380	-	-	9,962	249,582
John W. Burden, III	59,500	92,532	75,380	-	-	-	227,412
Betsy S. Atkins	70,708	92,532	75,380	-	-	10,994	249,614
David F. Walker	79,917	92,532	75,380	-	-	-	247,829
David F. Dyer(8)	75,028	53,279	61,749	-	-	-	190,056
John J. Mahoney	63,778	34,623	24,490	-	-	-	122,891

(1)	With respect to compensation disclosures relating to Scott A. Edmonds and David F. Dyer, each of whom are or were also Named Executive Officers of the Company, see the Summary Compensation Table under “Executive Compensation.”
(2)	The following table shows the breakdown of the Total Fees Earned or Paid in Cash between the Annual Retainer and the Committee Chair Fees.

		Lead
		Director	Board or	Total Fees
	Annual	and	Committee	Earned or
	Retainer	Committee	Meeting	Paid in
Name	Fees	Chair Fees	Fees	Cash
	($)	($)	($)	($)

Ross E. Roeder	52,500	38,406	9,000	99,906
Verna K. Gibson	52,500	10,208	9,000	71,708
John W. Burden, III	52,500	-	7,000	59,500
Betsy S. Atkins	52,500	10,208	8,000	70,708
David F. Walker	52,500	20,417	7,000	79,917
David F. Dyer	48,833	19,195	7,000	75,028
John J. Mahoney	52,500	1,278	10,000	63,778

The aggregate fees shown in the above table reflect the sum of the fees paid to the directors under the director compensation structure for non-employee directors in effect prior to the 2008 Annual Meeting and the fees paid under the revised director compensation structure in effect from and after the 2008 Annual Meeting. The per meeting fees shown above under “Board/Committee Meeting Fees” were in effect prior to the 2008 Annual Meeting.
(3)	The amounts included in the “Stock Awards” column represent the compensation cost recognized by the Company in fiscal 2008 related to restricted stock awards granted to directors in and prior to fiscal 2008, computed in accordance with Statement of Financial Accounting Standard No. 123R (SFAS 123R). For a discussion of the valuation of restricted stock, see Note 11 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009. As of January 31, 2009, the named directors had the following number of unvested shares of restricted stock outstanding: Ross E. Roeder – 12,501 shares; Verna K. Gibson – 12,501 shares; John W. Burden, III – 12,501 shares; Betsy S. Atkins – 12,501 shares; David F. Walker – 12,501 shares; David F. Dyer – 11,667 shares; and John J. Mahoney – 10,000 shares. Certain of these unvested shares have vested since January 31, 2009.
(4)	The amounts included in the “Option Awards” column represent the compensation cost recognized by the Company in fiscal 2008 related to option awards granted to directors in and prior to fiscal 2008, computed in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 11 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009. As of January 31, 2009, the named directors had the following number of options outstanding, all of which were fully vested except as indicated: Ross E. Roeder — 257,600 (10,001 unvested); Verna K. Gibson — 257,600 (10,001 unvested); John W. Burden, III — 50,000 (10,001 unvested); Betsy S. Atkins — 20,000 (10,001 unvested); David F. Walker — 30,000 (10,001 unvested); David F. Dyer — 20,000 (13,334 unvested); and John J. Mahoney — 10,000 (6,667 unvested).
(5)	The Company does not maintain any non-equity incentive plans for its non-employee directors.
(6)	The Company does not maintain any pension plan or nonqualified deferred compensation plan for its non-employee directors.
(7)	Comprised of Company-paid premiums for health insurance coverage.
(8)	Mr. Dyer received compensation as a non-employee director until being appointed President and Chief Executive Officer in January 2009.

2.	PROPOSAL TO APPROVE ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CHICO’S FAS, INC. TO PROVIDE FOR MAJORITY VOTE STANDARD FOR UNCONTESTED DIRECTOR ELECTIONS – ITEM TWO ON YOUR PROXY CARD

The Board of Directors is proposing that the Company’s Amended and Restated Articles of Incorporation be amended to require majority voting in uncontested director elections.

The Company’s Amended and Restated Articles of Incorporation do not currently provide any special rule regarding votes for the election of directors of the Company. Accordingly, pursuant to the applicable provisions of the Florida Business Corporation Act, the Company’s directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, even if that plurality constitutes less than a majority. In practice, our stockholders have consistently provided strong support for our nominees, with all nominees for director during the past five years receiving more than a majority of the shares voted and almost every nominee for director during the past five years receiving an affirmative vote greater than 90% of the shares voted. Despite this historical support, we understand the interest of stockholders in majority voting for the election of directors.

During the past year, certain of our stockholders, including Spotlight, have requested that we consider adopting a majority voting standard for the election of directors. The Corporate Governance and Nominating Committee carefully evaluated the majority voting issue and the current statutory requirements. Based on input from that Committee, the Board agreed to recommend that the stockholders approve an amendment to the Company’s Amended and Restated Articles of Incorporation that would implement a majority voting standard in uncontested director elections, which could not be amended without further stockholder approval. In particular, by unanimous written consent effective March 10, 2009, the Board approved, and recommends that stockholders approve, Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company to provide that (i) where an election is uncontested, each director shall be elected if the number of votes “FOR” a nominee exceed the votes cast “AGAINST” a nominee, with abstentions and non-votes not counting and (ii) where an election is contested, the nominees receiving the greatest number of votes “FOR” their election, up to the number of directors to be elected, shall be elected. For these purposes, an election is considered “contested” if (i) the Secretary of the Company has received a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for directors and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth (10th) business day preceding the date the Company first mails its notice of meeting to the stockholders.

If approved by the Company’s stockholders, the proposed amendments to the Amended and Restated Articles will be filed with the Department of State of the State of Florida such that thereafter, in an election that is uncontested, a nominee who is not an incumbent director and who receives a greater number of “against” votes than “for” votes will not be elected to the Board. However, under Florida law, incumbent directors who receive a greater number of “against” votes than “for” votes would still remain in office until their successors are elected and qualified under the so-called “holdover rule.” In order to address the statutory “holdover rule,” if the Company’s stockholders approve this amendment to the Company’s Amended and Restated Articles and after the amendment is filed with the Florida Department of State, the Board will amend our Corporate Governance Guidelines to state that an incumbent director who receives a greater number of “against” votes than “for” votes will be expected to offer to resign from the Board. After the director submits his or her offer to resign, the Corporate Governance and Nominating Committee will evaluate the circumstances and make a recommendation to the full Board. The Board will determine whether or not to accept the director’s offer to resign and publicly disclose the outcome of this process within 90 days after the certification of the vote. If the Board accepts a director’s resignation, the Board would be able to fill the vacancy resulting from the resignation or decrease the size of the Board. The Board would likewise be able to fill a vacant position or decrease the size of the Board if a nominee who is not an incumbent director fails to receive a majority vote in an uncontested election. The Board will also amend our Corporate Governance Guidelines to state an expectation that any director who fails to offer to resign in these circumstances will not be re-nominated for an additional term.

If the Company’s stockholders approve this amendment to the Company’s Amended and Restated Articles and once the amendment is filed with the Florida Department of State, the majority voting standard would then apply to uncontested elections of directors beginning with the 2010 Annual Meeting of stockholders. In addition, if this amendment is so approved and filed, future Annual Meeting proxy cards relating to uncontested elections will be modified so that stockholders will be able to vote “for” or “against”, or to “abstain” from voting with respect to each nominee. Currently, the proxy card allows stockholders either to vote “for’’ a nominee or to “withhold” voting for a nominee.

If the Company’s stockholders do not approve the proposed amendment, directors will continue to be elected by plurality vote in both contested and uncontested elections.

If this proposal is approved, effective upon filing of the proposed amendment with the Florida Department of State, Section 7 of Article VI of the Company’s Amended and Restated Articles of Incorporation will be deleted in its entirety, and in its place new Sections 7 and 8 of Article VI of the Company’s Amended and Restated Articles of Incorporation will be substituted. A copy of the as amended version of Article VI of the Company’s Amended and Restated Articles of Incorporation, marked to show the effect of the proposed amendment recommended by the Board for approval by the stockholders, is set forth in Appendix A, and this discussion is qualified in its entirety by reference to Appendix A.

Recommendation and Required Vote

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CHICO’S FAS, INC. In accordance with the current provisions of our Amended and Restated Articles of Incorporation, the Articles of Amendment will be approved and ratified if at least sixty-six and two thirds percent (66 2/3%) of the issued and outstanding common stock of the Company are voted “FOR” approval of the Articles of Amendment. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

3.	PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS - ITEM THREE ON YOUR PROXY CARD

Appointment Proposed for Ratification

Based on the recommendation of the Company’s Audit Committee, the Company has selected Ernst & Young LLP (“E&Y”) as its independent certified public accountants for the current fiscal year ending January 30, 2010 (fiscal 2009), subject to ratification of such appointment by the stockholders. Ratification of the Company’s independent certified public accountants is not required by the Company’s By-Laws or otherwise, but the Board of Directors has decided to seek such ratification as a matter of good corporate practice. E&Y has audited the accounts of the Company since first being engaged by the Company effective July 1, 2002. Representatives of E&Y are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions by stockholders.

We have been advised by E&Y that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in the Company or its subsidiaries.

The persons named in the enclosed form of proxy intend, unless otherwise directed, to vote such proxy “FOR” ratification of the appointment of Ernst & Young LLP as independent certified public accountants for the period specified. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the directors upon recommendations of the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE PERIOD SPECIFIED. The appointment will be ratified if the number of votes cast “FOR” ratification of the appointment by holders entitled to vote exceeds the number of votes cast opposing the ratification of the appointment.

Fees to Independent Accountants

The following table presents fees for professional services rendered by E&Y for the audit of the Company’s annual financial statements for fiscal 2008 (ended January 31, 2009) and fiscal 2007 (ended February 2, 2008) and fees billed for audit-related services, tax services and all other services rendered by E&Y for fiscal 2008 and fiscal 2007.

	Fiscal 2008	Fiscal 2007

Audit Fees	$680,185	$677,000
Audit-Related Fees	18,377	31,775
Tax Fees	109,735	61,991
All Other Fees	-0-	-0-

Audit Fees

Fees for audit services include fees associated with the annual audits, the reviews of the Company’s quarterly reports on Form 10-Q and other SEC filings and audit consultations and the Sarbanes-Oxley Section 404 attestation.

Audit-Related Fees

Fees for audit-related services in fiscal 2008 principally related to review of documentation for internal controls related to the Company’s enterprise resource planning software. For fiscal 2007, such fees principally related to a review of the Company’s purchase price allocation related to the acquisition of its remaining franchise operations and to the Company’s adoption of FIN 48.

Tax Fees

Fees for tax services in fiscal 2008 principally related to the review of the Company’s federal and certain state income tax returns, tax compliance, tax advice and tax audit assistance. Fees for tax services in fiscal 2007 principally related to transfer pricing services and the review of the Company’s federal and certain state income tax returns

All audit-related services, tax services and other services in fiscal 2008 were pre-approved by the Audit Committee, which concluded that the provision of such services by E&Y was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of audit, audit-related and tax services specifically described by the Audit Committee on an annual basis and, in addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee consists of three directors and operates under a written charter adopted by the Board of Directors. This Committee’s charter is available at the Company’s investor relations website (www.chicosfas.com) by clicking on “Corporate Governance.” The current members of this Committee are David F. Walker (Chair), Ross E. Roeder, and John J. Mahoney. Each member of the Committee is independent, in the judgment of the Company’s Board of Directors, as required by the listing standards of The New York Stock Exchange and as set forth in the Company’s Corporate Governance Guidelines. This Committee is responsible for selecting, engaging and negotiating fee arrangements with the Company’s independent certified public accountants (the independent accountants) with input from the Company’s Board and management. Management is responsible for the Company’s internal controls and the financial reporting process. The independent accountants are responsible for performing an audit of internal control over financial reporting that is integrated with an audit of the Company’s consolidated financial statements in accordance with auditing standards of the Public Company Accounting Oversight Board in the United States, and for expressing opinions thereon. This Committee’s responsibility is to monitor and oversee these processes. In this context, this Committee has met and held discussions with management, the internal auditors and the independent accountants.

The Sarbanes-Oxley Act of 2002 and regulations issued thereunder added a number of provisions to federal law to strengthen the authority of, and increase the responsibility of, corporate audit committees. Related rules concerning audit committee structure, membership, authority and responsibility have been promulgated by The New York Stock Exchange.

The members of this Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent accountants, nor can this Committee certify that the independent accountants are “independent” under applicable rules. This Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management, internal auditors, and the independent accountants on the basis of several factors, including the information it receives, discussions with management, internal auditors, and the independent accountants, and the experience of this Committee’s members in business, financial and accounting matters.

As part of its oversight of the Company’s financial statements, this Committee reviews and discusses with both management and the Company’s independent accountants all annual and quarterly financial statements prior to their issuance. This Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended January 31, 2009 (fiscal 2008), with management, the internal auditor and the Company’s independent accountants. With respect to fiscal 2008, management advised the Audit Committee that each set of the Company’s consolidated financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States, and reviewed significant accounting and disclosure issues with this Committee. Discussions regarding the Company’s audited financial statements included the independent accountants’ judgments about the quality, not just the acceptability, of the Company’s accounting principles and underlying estimates used in the Company’s financial statements, as well as other matters, as required by Statement on Auditing Standards (SAS) 114 (The Auditor’s Communication With Those Charged With Governance) and by the Audit Committee’s charter. The Committee annually assesses the independent accountant’s independence. To that end, the Company’s independent accountants provided the Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning its independence.

In addition, this Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of the Company’s internal and disclosure control structure. As part of this process, this Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and control.

Based upon the Audit Committee’s discussion with management, the internal auditor, and the independent accountants, this Committee’s review of the representations of management, and the report of the independent accountants to this Committee, and subject to the limitations on the role and responsibilities of this Committee described above and in the Committee’s charter, this Committee recommended that the Board of Directors approve the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission as of and for the fiscal year ended January 31, 2009.

MEMBERS OF THE AUDIT COMMITTEE

David F. Walker, Chair
Ross E. Roeder
John J. Mahoney

EXECUTIVE OFFICERS

The following table sets forth certain information regarding the Company’s current executive officers.

			Years with
			the
Executive Officers	Age	Positions	Company

David F. Dyer	59	President, Chief Executive Officer, and Director	*
Donna M. Colaco	50	Brand President-White House | Black Market	1
Cynthia S. Murray	51	Brand President-Chico’s	**
Charles L. Nesbit, Jr.	53	Brand President-Soma	4
Manuel O. Jessup	53	Executive Vice President-Chief Human Resources Officer	2
Jeffrey A. Jones	62	Executive Vice President-Chief Operating Officer	**
Gary A. King	51	Executive Vice President-Chief Information Officer	4
Kent A. Kleeberger	56	Executive Vice President-Finance, Chief Financial Officer and Treasurer	1
Mori C. MacKenzie	59	Executive Vice President-Chief Stores Officer	13
A. Alexander Rhodes	50	Senior Vice President-General Counsel and Secretary	6

*    Became an executive officer in January 2009; first elected a director in 2007
**   Joined the Company in February 2009

Non-Director Executive Officers

Donna M. Colaco is Brand President-White House | Black Market for the Company, having joined the Company in August 2007. Ms. Colaco has over 25 years of experience in women’s specialty apparel. Prior to joining the Company, Ms. Colaco worked for Ann Taylor Corporation for more than 10 years in numerous capacities including, most recently serving as President of Ann Taylor LOFT. Prior to Ann Taylor, Ms. Colaco worked for the Lerner New York Division of Limited, Inc. and Petrie Stores Corporation.

Cynthia S. Murray is Brand President-Chico’s for the Company, having recently joined the Company in February 2009. Ms. Murray has nearly 30 years of experience in retail. Prior to joining the Company, Ms. Murray spent the previous five years with Stage Stores, Inc., most recently serving as its Executive Vice President and Chief Merchandising Officer. Prior to Stage Stores, Ms. Murray worked for Talbot’s, Saks Fifth Avenue / Saks Off 5th, and Charming Shoppes, among other retailers.

Charles L. Nesbit, Jr. is Brand President-Soma, having been appointed to that position in March 2009. Mr. Nesbit has been with the Company since August 2004, when he was hired as Senior Vice President-Strategic Planning and Business Development. He was promoted to Executive Vice President-Operations in April 2005 and to the additional title of Chief Operating Officer in August 2005. As part of a management realignment and in an effort to provide greater focus and oversight for the Soma brand and to take greater advantage of Mr. Nesbit’s expertise with respect to intimate apparel operations, Mr. Nesbit was appointed as Brand President-Soma and resigned his positions as Executive Vice President-Operations and Chief Operating Officer in February 2009. Prior to joining the Company, Mr. Nesbit spent twenty years at the Sara Lee Corporation where he most recently served as a corporate vice president and Chief Supply Chain Officer for the corporation’s U.S. and Canada apparel operations. He served as President and Chief Executive Officer of Sara Lee Intimate Apparel, the largest intimate apparel company in the United States and Canada, from 1999 to 2003, and President and Chief Executive Officer of the Bali Company from 1996 to 1999.

Manuel O. Jessup is Executive Vice President-Chief Human Resources Officer of the Company, having been promoted to that position in September 2007. Mr. Jessup joined the Company in September 2006 as Senior Vice President of Human Resources. Mr. Jessup was previously employed by Sara Lee Branded Apparel where he most recently served as Corporate Vice President, Human Resources. During his 21 year career at Sara Lee, he also served as Global Vice President, Human Resources, Sara Lee Branded Apparel, Latin America and Asia, as well as Vice President, Human Resources, Sara Lee Hosiery. Prior to joining Sara Lee, Mr. Jessup held human resources management positions at Levi Strauss and J.P. Stevens.

Jeffrey A. Jones is Executive Vice President-Chief Operating Officer of the Company, having recently joined the Company in February 2009. Prior to joining the Company, Mr. Jones was Executive Vice President of Merchandise Operations for Sears, Roebuck and Co. from 2003 to 2006. From 2000 through 2002, Mr. Jones served as Chief Operating Officer for Lands’ End, which was acquired by Sears in 2003. Prior to joining Lands’ End, Mr. Jones spent seven years with Shopko Stores, Inc., and its subsidiary, Provantage Health Services, Inc. Mr. Jones had previously spent 11 years with Arthur Andersen & Co.

Gary A. King is Executive Vice President-Chief Information Officer for the Company. Mr. King joined the Company in October 2004 after five years at Barnes & Noble, Inc., where he most recently served as Vice President, Chief Information Officer. From 1988 to 1999, Mr. King held various positions with Avon Products, Inc. including Vice President, Global Information Technology. From 1982 to 1987, Mr. King held various system management positions with Unisys Corporation and Burroughs Corporation.

Kent A. Kleeberger is Executive Vice President-Finance, Chief Financial Officer and Treasurer, having joined the Company in November 2007. From 2004 through October 2007, Mr. Kleeberger was the Senior Vice President-Chief Financial Officer for Dollar Tree Stores, Inc. From 1998 to 2004, he served in numerous capacities for Too Inc., now known as Tween Brands, Inc., culminating in his appointment as Executive Vice President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer. Prior to that, Mr. Kleeberger served in various financial positions with The Limited, Inc. Mr. Kleeberger also serves on the Board of Directors of Shoe Carnival, Inc.

Mori C. MacKenzie is Executive Vice President-Chief Stores Officer for the Company. Ms. MacKenzie has been with the Company since October 1995, when she was hired as the Director of Stores. From June 1999 until October 2001, she served as Vice President-Director of Stores. In October 2001, Ms. MacKenzie was promoted to Senior Vice President-Stores, and effective February 2004 she was promoted to the position of Executive Vice President-Chief Stores Officer. From January 1995 until October 1995, Ms. MacKenzie was the Vice President of Store Operations for Canadians Corporation. From August 1994 until December 1994, she was the Vice President of Store Development for Goody’s Family Clothing. From April 1992 until August 1994, Ms. MacKenzie was the Vice President of Stores for United Retail Group (“URG”) and from August 1991 until April 1992 she was employed by Conston Corporation, a predecessor of URG. In addition, Ms. MacKenzie was Vice President-Stores for

Park Lane from November 1987 until July 1991, and was Regional Director of Stores for the Limited, Inc. from June 1976 until October 1987.

A. Alexander Rhodes is Senior Vice President-General Counsel and Secretary for the Company. Mr. Rhodes joined the Company in January 2003 as its Intellectual Property Counsel, expanding his oversight of legal matters for the Company into several other areas until October 2004, when he was promoted to Vice President-Corporate Counsel and Secretary. In April 2006, Mr. Rhodes was promoted to Senior Vice President-General Counsel and Secretary. Mr. Rhodes graduated from the Stetson University College of Law in 1994. From 1997 through December 2002, Mr. Rhodes practiced law with the Annis Mitchell Cockey Edwards & Roehn and Carlton Fields law firms working primarily in the areas of commercial litigation and intellectual property.

None of the executive officers or directors who currently serve or who served in such capacities during fiscal 2008 are related to one another. There are no arrangements or understandings pursuant to which any executive officer was elected to office. Executive officers are elected by and serve at the discretion of the Board of Directors.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The following report of the Compensation and Benefits Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Compensation and Benefits Committee (the “Committee”) evaluates and establishes compensation for executive officers and oversees the deferred compensation plan, the Company’s management stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. With this in mind, the Committee has reviewed and discussed with management the Compensation Discussion and Analysis found on pages 31-44 of this proxy statement. The Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Committee with regard to executive compensation. We recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

MEMBERS OF THE COMPENSATION
AND BENEFITS COMMITTEE

John J. Mahoney, Chair
Betsy S. Atkins
Andrea M. Weiss

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Objectives

In a highly competitive business such as ours and especially in these challenging economic times, it is essential that our executive compensation program is designed to help us attract, motivate, and retain highly skilled executive officers who are able to drive long term, sustainable, and profitable growth for our Company. Ultimately, the goal of our executive compensation program is the same as our goal for the Company – to increase stockholder value over the long term. To this end, we have implemented a compensation program designed to reward our executive officers for entrepreneurial activity that increases stockholder value through sustained financial performance and outstanding leadership that reflects our values and unique culture.

The Company’s Compensation and Benefits Committee (the “Committee”) is responsible for monitoring adherence with our compensation philosophy and reviewing and approving the annual compensation, compensation procedures and compensation plans and programs for our officers, including the Named Executive Officers (“NEOs”). For fiscal 2008, our NEOs are David F. Dyer, Chief Executive Officer1, Kent A. Kleeberger, Chief Financial Officer, Charles L. Nesbit, Jr., Chief Operating Officer2, Donna M. Colaco, Brand President – White House | Black Market, and Mori C. MacKenzie, Chief Stores Officer. Under SEC rules, we are also required to include as NEOs Scott A. Edmonds, former Chief Executive Officer, and Michele M. Cloutier, former Brand President – Chico’s.

The Company bases its executive compensation programs and decisions on the same objectives that guide the Company in establishing all of its compensation programs:

•	Compensation should be based on the level of job responsibility, individual performance, and Company performance. Because associates are more able to affect our overall results as they progress to higher levels in the organization, an increasing proportion of their pay must be linked to and dependent on the Company’s performance and stockholder returns.

•	Compensation should reflect the value of the particular job in the marketplace. To attract and retain a highly skilled work force, the Company must remain competitive with the pay of other premier employers who compete with the Company for talent.

•	Compensation should align all associates with our stockholders by rewarding superior performance that enhances stockholder value. Our executive compensation programs should deliver top-tier compensation in situations where there is top-tier individual and Company performance; likewise, where individual performance falls short of expectations or Company performance lags the industry, the programs should deliver lower levels of compensation. Nevertheless, the objectives of pay-for-performance and retention of key associates must be balanced. Even in periods of temporary downturns in our performance, the programs should continue to ensure that successful, high-achieving and high potential associates are appropriately compensated so that they remain motivated and committed to the Company.

•	Compensation should foster the long-term focus required for success in the specialty retail industry. Although most management associates receive a mix of both annual and longer-term incentives, associates at higher levels have an increasing proportion of their compensation tied

 1 Mr. Dyer became CEO on January 7, 2009.
 2 Mr. Nesbit’s title changed to Brand President – Soma in early fiscal 2009.

to longer-term performance because they are in a position to have greater influence on longer-term results.

•	Performance-based compensation programs should enable associates to easily understand how their efforts can affect their pay, both directly through individual performance accomplishments and indirectly through contributing to the Company’s achievement of its overall strategic, financial, and operational goals.

•	Although compensation programs and individual pay levels will always reflect differences in job responsibilities, geographies, and marketplace considerations, the overall structure of the compensation and benefit program should be broadly similar across the organization.

•	Perquisites for executives should be rare and limited to those that are important to the executive’s ability to safely and effectively carry out his or her responsibilities.

Role of the Committee and the Executive Officers in Compensation Decisions

The Committee, in consultation with its external compensation consultant, reviews, evaluates, and determines the various components of the compensation for the CEO including establishing his base salary, the terms under which his cash incentive bonuses are paid, and determining the extent to which he receives stock-based compensation awards. The Chief Human Resources Officer (“CHRO”) may assist the Committee with gathering relevant data, but he does not participate in recommending or setting the CEO’s compensation. The Committee then recommends a compensation package for the CEO to the Board for its review, input, and approval.

The Committee also determines the amount and terms of the cash-based and stock-based compensation awards for the other executive and non-executive officers, taking into account recommendations on individual compensation levels and performance evaluation input from the CEO and CHRO. The CEO and CHRO have limited authority to make changes and adjustments to cash based compensation, with the expectation that any adjustments would be in keeping with our overall compensation philosophy. No other NEO had an active role in the evaluation, design, or administration of the 2008 executive officer compensation program. Each NEO, however, provided input to the CEO and CHRO on individual compensation levels for the NEO’s direct reports.

Setting Executive Compensation – Benchmarking and Use of Compensation Experts

In 2007, the Committee engaged Frederic W. Cook & Co., Inc. (“Cook”), as its independent compensation consultant, to provide us with relevant market and benchmarking data and strategic alternatives to consider when making compensation decisions and recommendations for our executive officers for fiscal 2008. During this time, Cook provided only compensation consulting services to the Committee. Cook does no work for management unless requested by the Committee Chair, receives no compensation from the Company other than for its work advising the Committee, and maintains no other economic relationship with the Company. In addition, our human resources department includes associates with significant compensation experience who provide the CHRO and the Committee with additional support, data, and analysis.

In making compensation decisions, the Committee reviews all compensation components for the NEOs taking into account a tally sheet showing overall compensation for each NEO. The Committee also compares each element of total compensation against a peer group of publicly-traded specialty retailers (the “Compensation Peer Group”). The Compensation Peer Group, which is periodically reviewed and updated, consists of U.S. based publicly traded retailers of generally similar size and scope to us and against which the Company competes for talent and for stockholder investment. The companies currently comprising the Compensation Peer Group are:

• Abercrombie & Fitch Co.	• The Dress Barn, Inc.	• Limited Brands, Inc.

• Aeropostale, Inc.	• DSW, Inc.	• The Men’s Wearhouse, Inc.

• American Eagle Outfitters, Inc.	• Eddie Bauer Holdings, Inc.	• New York & Company, Inc.

• Ann Taylor Stores Corp.	• Finish Line, Inc.	• Pacific Sunwear of California, Inc.

• Brown Shoe Company, Inc.	• The Gap, Inc.	• Stage Stores, Inc.

• Charming Shoppes, Inc.	• Genesco, Inc.	• Stein Mart, Inc.

• The Children’s Place Retail Stores, Inc.	• Guess, Inc.	• The Talbot’s, Inc.

• Coldwater Creek, Inc.	• J. Crew Group, Inc.	• Urban Outfitters, Inc.

• Collective Brands, Inc.

In fiscal 2008, we generally tried to target base salaries at the 50th percentile of the Compensation Peer Group. Previously, we targeted base salaries between the 50th and 75th percentiles. We made this change because we believe it is more in line with our philosophy that increasing proportions of executive compensation should be tied to the Company’s performance. Although no base salaries were reduced as a result of this change, we expect base salaries will reach this target over time. We also tried to set total compensation, where performance targets are achieved, at or near the 75th percentile of the Compensation Peer Group. Variations to this target positioning may occur as dictated by the experience level of the individual and by other market factors. This target competitive positioning takes into account our expectations and desires that, over the long term, we will be able to generate stockholder returns in excess of the average of our peer group.

Principal Components of Executive Compensation

The principal components of our executive compensation program are:

•	Base salary;

•	Annual cash incentive bonuses (earned and discretionary);

•	Long term stock-based incentive compensation;

•	Retirement and health and welfare benefits; and

•	Certain perquisites and other benefits.

Mix of Compensation Components

Executive compensation is designed to help emphasize executive performance measures that correlate closely with the achievement of our shorter-term performance objectives as well as our longer-term focus on increasing stockholder value, consistent with our overriding compensation objectives and philosophy. To this end, a substantial portion of the annual and long-term compensation for our NEOs is at-risk. We define at-risk compensation to include potential bonus payments under our executive bonus plan and the targeted economic value of equity awards.

There is no pre-established policy or target for the allocation between either cash and non-cash incentive compensation or short-term and long-term incentive compensation. Rather, the Committee reviews information provided by consultants, surveys, and other information considered relevant that is available to it to determine the appropriate level and mix of incentive compensation for each executive officer. However, the portion of the compensation that is at-risk increases commensurate with the executive’s position within the Company. This approach is designed to provide more upside potential and downside risk for those with more senior positions because we believe that the more senior executive officers tend to have greater influence on our performance as a whole. The following chart describes the percent of target pay at risk for our NEOs in 2008:

NEO	% 2008 Pay At Risk

Kent A. Kleeberger	55%
Charles L. Nesbit, Jr.	55%
Donna M. Colaco	58%
Mori C. MacKenzie	56%
Scott A. Edmonds	59%
Michele M. Cloutier	57%

Mr. Dyer had no pay “at risk” as a NEO in fiscal 2008 because he assumed the CEO role just before the end of the fiscal year.

Components of Compensation

Base Salaries

We provide our NEOs and other employees with base salaries to compensate them for services rendered during the fiscal year. Base salary ranges for our NEOs are determined based on each executive’s position, level of responsibility and accountability, experience, and performance, and by using market data. As previously stated, in fiscal 2008, we targeted base salaries at the 50th percentile of the relevant market. We may set a base salary above the 50th percentile when necessary to attract or retain key executives.

During its review of base salaries for our executives, the Committee primarily considers:

•	market and benchmarking data available to it, including any data that may have been provided by outside consultants;

•	internal review of the executive’s compensation, both individually and relative to other executive officers;

•	overall Company-wide performance; and

•	the individual executive’s overall performance and contribution to the Company’s performance.

The Committee reviews the base salaries of our NEOs on an annual basis as well as at the time of any promotion or other material change in responsibilities.

Because of our financial performance in fiscal 2008, no NEO and no other officer received an annual increase in his or her base salary from fiscal 2008 to fiscal 2009. The Company will consider promotional or equity based increases during fiscal 2009, where appropriate.

Annual Cash Incentive Bonuses

An important component of an executive officer’s potential total cash compensation consists of an incentive bonus, which is intended to make a significant portion of the executive’s compensation dependent on our performance and to provide executive officers with incentives to achieve our near and long-term goals, increase stockholder value, and work as a team in meeting goals and overcoming challenges.

In 2008, bonuses were generally determined pursuant to our Cash Bonus Incentive Plan (the “Bonus Plan”). The performance measures in the Bonus Plan were primarily designed to stimulate growth in sales and operating and merchandise margins, improve return on invested capital, and grow earnings per share. These performance criteria and the weighting of a minimum of 3 metrics for each eligible officer are intended to motivate and reward officers for continued financial improvement for the Company, consistent with increasing stockholder value. In addition, achievement of the fiscal 2008 targets required an improvement in our operating results over our fiscal 2007 results, which we believed would increase stockholder value if met. Moreover, the bonus measures for the CEO and CFO were a combination of the measures noted above and were no longer entirely based on growth in earnings per share as in prior years. For 2008, the Committee reviewed and approved the performance measures for each executive.

Under the Bonus Plan, each eligible associate has an assigned target bonus, expressed as a percentage of his or her base salary, generally ranging from 20% to 100% of base salary, depending on the participant’s position. The actual bonus awards can range from 0% to 175% of target, depending on the Company’s actual financial performance.

Thus, if the Company failed to achieve any of the minimum performance measures applicable to a particular executive, then no performance based bonuses would be awarded to that particular executive and if the Company achieved certain of the minimum performance measures applicable to a particular executive but failed to achieve others, then only a portion of the performance based bonus would be awarded. On the other hand, if the Company’s performance exceeds all or a portion of the performance measures, then the executive may receive more than the targeted bonus, up to the maximum amount. Under the Bonus Plan, bonuses based on the performance criteria are awarded once, after the end of the fiscal year, except for some positions below the officer level that are paid twice per year and are tied to seasonal financial plans.

The bonus measures, target financial performance, target payout, and actual payouts for fiscal 2008 for each respective NEO are set forth below.

		Target Financial Performance	Target	Actual
		(Sales and Contribution in	Payout	Payout
NEO	Bonus Measure(1)	millions) (2)(3)	(% Salary)	(% Salary)

Kent A. Kleeberger	EPS	12% increase
	ROIC	10.20%	80%	0%
	Comp Store Sales	67% increase
Charles L. Nesbit, Jr.	EPS	12% increase
	ROIC	10.20%	80%	82%
	Soma Brand Sales	27% increase
	Soma Brand Contribution	11.5% increase
Donna M. Colaco	EPS	12% increase
	ROIC	10.20%	80%	0%
White House | Black Market
	Brand Sales	14% increase
White House | Black Market
	Brand Contribution	14% increase
Mori C. MacKenzie	EPS	12% increase
	ROIC	10.20%	80%	0%
	Comp Store Sales	67% increase
Scott A. Edmonds	EPS	12% increase
	ROIC	10.20%	100%	0%
	Comp Store Sales	67% increase
Michele M. Cloutier	EPS	12% increase
	ROIC	10.20%	80%	0%
	Chico’s Brand Sales	3% increase
	Chico’s Brand Contribution	2% increase

(1)  EPS means earnings per share. ROIC means return on invested capital. Comp store sales means sales from stores that were open for at least one year.

(2)	Percentage increase means an increase over the prior fiscal year’s actual performance for each metric.

(3)  ROIC was a new metric in fiscal 2008. As a result, we report the actual target and not a comparison to the prior year.

Mr. Dyer did not participate in the 2008 Bonus Plan because he assumed the CEO role just before the end of the fiscal year. Mr. Nesbit’s earned bonus was based entirely on the performance of the Soma brand, which exceeded the brand sales and brand contribution targets.

Bonus targets were based on job responsibilities, internal relativity, and peer group data. The Company’s objective was to set bonus targets such that total annual cash compensation was within the broad upper middle range of peer group companies and a substantial portion of that compensation was linked to Company performance.

The bonuses paid for fiscal 2008 pursuant to the Plan appear in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column. Satisfactory individual performance is a condition to payment. At the end of the performance period, the Committee has the option to award a discretionary bonus to reward individual productivity improvements even in the face of weaker overall Company performance. Because of our financial performance in fiscal 2008, however, the Company did not award any discretionary bonus to any Company associate.

In fiscal 2008, the earned bonuses paid to all participants under the bonus plan were only approximately 10% of target. Overall, participants were awarded a total of approximately $1,283,495 in incentive bonuses for the 2008 fiscal year.

In February 2009, the Committee approved a revised Bonus Plan substantially similar to the 2008 Bonus Plan. The only change to the Bonus Plan was replacing the return on invested capital (“ROIC”) metric in its entirety with return on net assets (“RONA”). RONA is an indicator of how profitable a company is relative to its total assets; the higher the return, the better the profit performance for the Company. The Company believes that RONA is a more appropriate metric than ROIC and more properly aligns the organization with its stockholders because it considers the assets the Company uses to achieve its results, reminds Company associates that there is a cost to obtaining and holding assets, and helps to drive free cash flow, all of which help to improve the Company’s profitability. Otherwise, all other measures and weightings remained the same.

Sign On and “Guaranteed” Bonuses

The Company will, as necessary, pay sign on and first year guaranteed bonuses in order to attract the management talent necessary to drive long term and sustainable growth. Executives we recruit from other companies are often required to give up a significant amount of compensation, in the form of lost bonus opportunities or unvested equity. Sign on and first year guaranteed bonuses are a necessary and effective means of offsetting the losses an officer will incur when he or she leaves his or her former employer. In those instances in which we have provided an officer with a sign on bonus, we generally require the newly hired officer to pay back a pro rata portion of the sign on bonus if they voluntarily leave the Company within a year after joining us. Sign on and guaranteed bonuses paid to NEOs in fiscal 2008 are listed in the chart on page 45 under the “Bonus” column.

Clawback Agreements

In fiscal 2008, the Company entered into “Clawback” Agreements with the CEO, CFO, and Chief Accounting Officer. Under these Agreements, each executive is required to reimburse the Company for incentive compensation previously paid to the executive under any of the Company’s executive bonus programs if within two years from the date of payment of such incentive compensation, the Company is required to prepare an accounting restatement due to material noncompliance of the Company with any then applicable financial reporting requirement under the securities laws as a result of misconduct by the executive and/or gross negligence by the executive in failing to prevent the misconduct or if the executive is otherwise subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002. The Committee believes that the officers who certify the Company’s financial reporting should not be unjustly enriched in the event of a restatement.

Long-Term Incentive Stock-Based Compensation

We believe that meaningful equity participation by each executive officer is one of the primary motivating factors that will result in significant long term and sustained increases in value and growth. This belief is reflected in our officer and director stock ownership guidelines and well as the aggregate awards of stock options and restricted stock that we have made to our executive officers. The stock ownership guidelines are described on page 42 and are available on the Company’s website at www.chicosfas.com.

We believe that providing executive officers stock-based compensation is the most effective way to align their interests with those of our stockholders. Stock options and restricted stock provide an incentive, beginning immediately upon grant, to executive officers to manage the Company from the perspective of an owner with an equity interest in the business. In addition, stock-based compensation has been and continues to be a key part of our program for motivating and rewarding key employees over the long term. Multi-year vesting of equity compensation provides a strong retention mechanism for key executive talent, which is critical to our long-term success. We intend to continue to have stock-based compensation serve as an important part of the compensation program for key employees.

The Committee, in consultation with its outside compensation consultant, determines the stock-based compensation for the CEO. The Committee, upon the recommendation by the CEO and the CHRO, also makes final decisions regarding stock-based awards for all other officers. Factors such as performance and responsibilities of individual officers and the management team as a whole, as well as general industry practices, play an integral role in the determination of the number of stock options, number of shares of restricted stock and/or number of restricted stock units awarded to a particular recipient. In determining the size of the individual stock-based awards, the Committee also considers the amount of stock-based awards outstanding and previously granted, the amount of stock-based awards remaining available for grant under its Omnibus Stock and Incentive Plan, as amended and restated, the aggregate amount of current awards, and the amount of awards believed necessary to attract and retain qualified management. All stock-based awards vest over time as a means to encourage the recipient to remain in service with us.

Stock Options

Substantially all stock options granted to key employees have a ten-year term and vest in equal annual installments over a period of three years from the date of grant. Stock option award levels are determined based on external market data and internal fairness considerations and vary among participants based on their positions within the Company. The option exercise price is the closing price on the date of grant. We grant stock options as an incentive for our executives to create stockholder value by encouraging a culture of ownership at the Company. For an executive to receive value from a stock option, the stock price must increase from the time of grant to the time of exercise.

We have not re-priced or replaced options in response to declining stock prices.

Restricted Stock and Restricted Stock Units

Awards of shares of restricted stock or restricted stock units are granted to key employees based on similar criteria as stock option grants. These whole-share awards generally vest in equal annual amounts over a three-year period from the date of grant, but the Committee will consider other vesting schedules, as appropriate. Restricted stock and awards of restricted stock units encourage executives to not only create stockholder value, but also to preserve value. In other words, restricted stock has both upside potential and downside risk. We believe that whole-share awards such as restricted stock grants provide a balance with stock options and further align the interests of management and stockholders.

Granting of Stock Options and Restricted Stock Awards

The Committee’s procedure for making equity grants is designed to provide some measure of assurance that grant awards are not being manipulated to result in a price that is unreasonably favorable to the recipients of the grants. Beginning in fiscal 2007, the annual equity grant date for all officers was changed to the date on which the trading window period first opens following the public release of year end earnings. This grant date is generally in late February or early March and is established by us well in advance. Because the Committee does not generally meet on this date, the Committee authorizes the grants at its meeting first preceding the grant date, usually several weeks in advance, specifying an effective prospective grant date consistent with this policy. The exercise price for stock options is generally the closing price on the specified grant date, but in no event less than such closing date price. This grant date is driven by two principal considerations:

•	It coincides with our fiscal-year-based performance management cycle for all officers, allowing supervisors to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance.

•	It occurs after release of year end earnings, so that the stock price at that time can reasonably be expected to fairly represent the market’s collective view of our then-current results and prospects.

Similarly, the annual equity grant date for all non-officers, which occurs a little later in the fiscal year, is designed to coincide with our non-officer performance management cycle. Again this allows us to deliver the equity awards close in time to performance appraisals, which increases the impact of the awards by strengthening the link between pay and performance. Because the Committee does not generally meet on this date, the Committee authorizes the grants at its meeting first preceding the grant date, usually several weeks in advance, specifying an effective prospective grant date consistent with this policy. Again, the exercise price for stock options is generally the closing date price on the specified prospective grant date, but in no event less than such closing date.

In fiscal 2008, the Committee and the former CEO became increasingly concerned about the adverse effect that the Company’s declining stock price was having on the value of its long-term incentive program. Specifically, the Committee and the former CEO were concerned about the large number of outstanding stock options that were “under water,” meaning that the exercise price was higher than our current share price, and the significant decrease in the grant date value of the Company’s long-term incentive compensation program. Historically, grant guidelines have been set at a fixed number of shares, which were not adjusted for changes in our stock price. As a result, the grant date value of the February 2008 annual grant was approximately 33% of the value of the 2007 annual grant, which, in turn, was approximately 50% lower in value than the 2006 grant. Moreover, the deteriorating macro economic environment and the associated drop in consumer spending, the loss of investor confidence in the retail sector, and the likelihood that an economic rebound may take several years to fully achieve made the Committee and former CEO concerned that the Company’s share price was unlikely to rebound significantly in the near to mid term.

The Committee was concerned that the large number of under water options, combined with the significantly lowered grant date value of its long-term incentive compensation program could put the Company at risk of losing many of its key executives to the Company’s competitors. As a result, the Committee requested that Cook review a number of strategic alternatives and provide a recommendation to the Committee to address the Committee’s concerns.

After analyzing a number of alternatives, Cook and the former CEO recommended that the Committee consider an accelerated equity grant for all eligible associates, but excluding the CEO, at a level that was large enough to be meaningful to the recipients but still affordable to the Company. After discussing the various alternatives, the Committee decided to award eligible associates, excluding the CEO, with a grant of stock options and restricted stock in November 2008, in lieu of the annual grant in the first quarter of fiscal 2009. Each participant in this “early annual” grant was awarded on November 26, 2008 a number of stock options and restricted shares equal to three times the number of shares outlined in our normal grant guidelines. The stock option exercise price was equal to the closing price on the grant date. All equity granted would vest in equal amounts over a period of three years from the grant date. This accelerated equity grant would replace the 2009 annual grant. The Committee’s decision was later ratified by the entire Board.

Based on the share price on the grant date, the grant date fair value and the corresponding compensation cost of the “early annual” grant for 2009 was less than the February 2008 grant, even though three times the number of shares were awarded. The Committee intends for the next annual grant to be made in 2010.

In fiscal 2008, we awarded stock options and restricted shares to our NEOs as follows:

					Restricted	Restricted
	Options		Options		Shares	Shares
	Granted	Exercise	Granted	Exercise	Granted	Granted
NEO	(3/08)	Price	(11/08)	Price	(3/08)	(11/08)

David F. Dyer	N/A	N/A	N/A	N/A	N/A	N/A
Kent A. Kleeberger	20,000	7.42	60,000	2.74	6,667	20,000
Charles L. Nesbit, Jr.	20,000	7.42	60,000	2.74	6,667	20,000
Donna M. Colaco	30,000	7.42	90,000	2.74	10,000	30,000
Mori C. MacKenzie	20,000	7.42	60,000	2.74	6,667	20,000
Scott A. Edmonds	90,000	7.42	N/A	N/A	30,000	N/A
Michele M. Cloutier	30,000	7.42	90,000	2.74	10,000	30,000

Mr. Dyer did not receive any equity awards as an officer in fiscal 2008 because he assumed his role as CEO just before the end of the fiscal year. Mr. Dyer did receive restricted stock in fiscal 2008 for his service on the Board as described more fully on page 20.

In fiscal 2008, (i) a total of 3,123,550 stock options were granted to our employees and non-employee directors, including 812,500 stock options that were awarded to executive officers and (ii) a total of 1,048,928 shares of restricted stock were awarded to our employees and non-employee directors including 273,108 shares of restricted stock that were awarded to executive officers.

Retirement and Welfare Benefits

401(k) Plan

In 1992, the Company adopted a profit sharing plan to provide a means for all eligible employees at all levels of the Company to share in our profits and accumulate retirement savings. Effective January 1, 1999, we incorporated a 401(k) feature into our profit sharing plan as a further means for all eligible employees at all levels of the Company to accumulate retirement savings. Under the 401(k) aspect of the plan, eligible employees can elect to defer up to 100% of their respective compensation subject to certain statutory limitations and have it contributed to the plan. The Company has elected to match employee contributions at 50% on the first 6% of the employees’ contributions and can elect to make additional contributions over and above the mandatory match, based on the amount it deems appropriate in light of our operating results for any given year. During the fiscal year ended January 31, 2009, our aggregate matching contributions, including both mandatory and additional matching contributions, were approximately $2.3 million, of which approximately $53,000 was contributed for the benefit of our executive officers.

Employee Stock Purchase Plan

In 2002, the Company adopted a stock purchase plan (replacing our 1993 employee stock purchase plan) to continue to provide all eligible employees at all levels an opportunity to become stockholders of the Company. As an inducement, eligible employees may purchase shares of stock in the Company during each exercise period at a 15% discount to the value of the stock. This plan was amended and restated in 2004 to address certain technical amendments. The executive officers are eligible to participate in this stock purchase plan.

Health and Welfare Benefits

Our executive officers are also eligible to participate in the health and dental coverage, life insurance, paid vacation and holiday and other programs that are generally available to all of our employees.

Perquisites and Other Benefits

We do not provide significant perquisites or personal benefits to executive officers. We do offer to pay for an annual physical examination and offer supplemental disability income insurance for certain officers, including all NEOs. The costs of the annual physical and supplemental disability income insurance are immaterial and we believe the Company benefits from these perquisites. The annual physical helps to mitigate the risk of losing the services of a member of senior management due to otherwise undetected health issues. The Company believes that the financial security provided to executives through the supplemental disability income insurance is a good investment because it provides a useful tool in the retention of top talent. We value perquisites at their incremental cost to us in accordance with SEC regulations, and the NEOs are allowed to reimburse us for such perquisites at their incremental cost to us to the extent that limitations on personal use are exceeded. These amounts, if applicable, are reflected in the Summary Compensation Table below.

Deferred Compensation Plan

The Company has adopted two unfunded, nonqualified plans that permit executive officers to defer current compensation, on a tax-deferred basis, for long term or retirement savings, one of which relates to deferrals made through December 31, 2004 and related earnings and the other of which relates to deferrals since January 1, 2005 and related earnings. Pursuant to the deferred compensation plans, participants have been allowed to defer all or a portion of their qualifying compensation. Under each plan, a book account is then maintained for each such executive officer in which there is an accounting of the amount of compensation deferred and deemed earnings on those amounts based upon the participant’s selection of various available investment options. The Company has not made any matching funds or other contribution to any participant’s account. In accordance with the terms of each of the plans, the deferral must be placed in a “rabbi” trust. This trust arrangement offers a degree of assurance for ultimate payment of benefits without causing constructive receipt of the deferral or earnings thereon for income tax purposes. The assets in the trust remain subject to the claims of our creditors and are not the property of the executive officer. This provides further incentive to the executive officer to drive future performance.

Section 409A of the Internal Revenue Code (the “Code”) imposes restrictions on the funding of, distributions made under, and elections to participate in, nonqualified deferred compensation arrangements. Although we believe that we are operating in compliance with the statutory provisions relating to Section 409A that are currently effective and have made appropriate modifications to the applicable plan, the statute and its regulations are complex and subject to further interpretation and uncertainty. Thus, it is possible that we will have to make additional adjustments to our nonqualified deferred compensation arrangements to comply with the applicable rules as further interpretations are issued.

Severance and Change in Control Benefits

Certain of the executive officers have employment agreements that provide for severance benefits in connection with certain employment terminations, with separate provisions that would govern a severance associated with a change in control. In particular, these contractual severance benefits are extended to the following current executive officers: David F. Dyer, the Chief Executive Officer; Charles

L. Nesbit, Jr., the Brand President – Soma, and Mori MacKenzie, the Chief Stores Officer. The principal terms of these employment agreements and the related severance benefits are described beginning on page 52 of this proxy statement.

In fiscal 2007, the Committee, based on research and experience, concluded that the Company must offer reasonable severance benefits to all officers in order to attract and retain highly skilled management talent. Many other retailers offer comparable severance benefits.

As a result, the Company adopted an officer severance plan. This plan, which applied to all officers (other than those officers who had a superseding individual agreement), sets forth the severance benefits for which such officers are eligible upon the occurrence of certain termination of employment events. In fiscal 2008, the Company amended the severance plan to provide for a Vice President Severance Plan and an Executive Severance Plan to recognize the difference in the needs of the Company’s junior and senior officers. Each plan was subsequently amended, in January 2009, to provide for a one-time enhanced benefit, providing for one extra month of severance for those officers who were separated from the Company as part of the Company’s 11% reduction in its headquarters workforce. Once the reduction in workforce was completed, the severance benefits automatically returned to their original levels.

The plans are on file with the Securities and Exchange Commission, as required, and their material terms are summarized on page 62 of this proxy statement.

In fiscal 2008, the Company entered into a separation agreement with Scott Edmonds. This Agreement is on file with the SEC. In addition, Michele Cloutier became entitled to receive severance under the Executive Severance Plan.

Tally Sheets

With respect to fiscal 2008 compensation, the Committee utilized a tally sheet of all compensation and maximum potential payouts when approving compensation matters. Through the use of such tally sheets, the Committee reviewed all components of the compensation of our CEO, CFO, and other NEOs, including base salary and annual cash incentive compensation as well as long term equity based incentive compensation and accumulated realized and unrealized equity award gains.

Other Matters

Share Retention Guidelines; Hedging Prohibition

The Company has adopted stock ownership guidelines for all officers and directors, including the NEOs. Compliance with the ownership guidelines are reviewed regularly by the Committee. The current guidelines include: (i) CEO — ownership equal to three times the prior year’s salary; (ii) other covered officers — ownership equal to one to two times prior year’s salary; and (iii) non-employee directors – ownership equal to three times the base annual retainer.

Shares counted toward this requirement are based on shares owned outright as well as shares otherwise beneficially owned by such officer or director (as beneficial ownership is defined by the SEC’s rules and regulations) and the value of the gain on vested but unexercised in-the-money options. Unvested restricted shares and unvested options awarded under our stock incentive plan are not counted for these purposes. Officers and directors are not permitted to hedge their economic exposures to the Company stock that they own.

Through fiscal 2007, the guidelines provided for a three year period to satisfy the guidelines, either from the date the policy was adopted in October 2005, or the date of appointment to a qualifying position, whichever is later. Because of the number of underwater stock options and the deteriorating economic environment, the guidelines were amended in fiscal 2008 to eliminate the established timeframes to meet the Guidelines. Officers and directors, however, are required to retain and hold on a net after tax basis at least 25% of shares obtained as a result of a stock option exercise or the vesting of restricted shares until such time as the officer or director is in compliance with the Guidelines.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code prohibits publicly held companies, such as us, from deducting certain compensation to any one NEO in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Committee pursuant to plans approved by our stockholders, the compensation is not included for purposes of arriving at the $1,000,000.

The Company may seek to qualify executive compensation as tax deductible to the extent feasible and where we believe it is in the best interests of the Company and its stockholders but we have not adopted a policy that all compensation must be deductible. In particular, our annual cash incentive compensation awards currently count against the Section 162(m) limitation on deductible compensation because we have not sought to have our cash incentive bonus plan approved by our stockholders, allowing the Committee to keep flexibility to use judgment to adjust awards (up or down) based on evaluations of individual performance and contribution. Compensation realized from stock options granted under the Amended and Restated Chico’s FAS 2002 Omnibus Stock and Incentive Plan qualifies for the performance-based exemption under Section 162(m), and is, therefore, deductible. Compensation realized from time-based vesting restricted stock grants, however, does not qualify for such an exemption. Thus, to the extent taxable compensation from cash and equity awards in combination with salaries and certain other compensation elements for any NEO exceeds $1,000,000, such compensation will not be deductible. However, we do not anticipate that any significant portion of the applicable compensation for the NEO will exceed the $1,000,000 limit and thus any amount that may not be deductible should be a relatively small portion of the total compensation paid to the NEO.

The Company is permitted to and reserves the right to pay other amounts that are not tax deductible to meet the design goals of our executive compensation program. In any event, because of the uncertainties associated with the application and interpretation of Section 162(m) and the regulations issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility under Section 162(m) will in fact be deductible.

Fiscal 2009 Compensation Framework

For fiscal 2009, the Company implemented the following changes in compensation arrangements for its executive officers.

Because of the Company’s financial performance in fiscal 2008 and the overall state of the economy, no associate received an annual increase in pay, including base pay and bonus target, from fiscal 2008 to fiscal 2009. The Company will, however, consider a pay increase in the event an associate is promoted or an equity adjustment is required.

As described more fully on page 37, the Committee made one change to one element of the Company’s Bonus Plan. In evaluating the effectiveness of our fiscal 2008 Bonus Plan, the Committee concluded that the return on invested capital metric in its 2008 Bonus Plan should be replaced with return on net assets (“RONA”) in the 2009 Bonus Plan. Otherwise, all other measures and weightings remained the same.

As described more fully on page 39, the Committee awarded eligible associates, excluding the CEO, additional stock options and restricted stock. This additional award replaces the 2009 annual grant. As a result, there will be no annual equity grant to executives in fiscal 2009.

Finally, the Company awarded its new CEO, David Dyer, performance shares of the Company’s stock in 2009. The CEO is eligible to earn from 0 – 133,333 shares, with a target of 100,000 shares, contingent upon the achievement of the RONA goals consistent with the Company’s 2009 Bonus Plan over a one-year period. The exact number of shares earned, if any, is dependent on the level of achievement of the performance measures and goals over the stated period. Any shares earned based on the achievement of such goals will vest three years from the date of grant.

The Company also awarded its new CEO 600,000 stock options, 200,000 of which had an exercise price equal to 100% of the closing price of the Company’s stock on the grant date, another 200,000 of which had an exercise price equal to 125% of the closing price of the Company’s stock on the grant date and another 200,000 of which had an exercise price equal to 150% of the closing price of the Company’s stock on the grant date.

The performance shares and the stock option grants are in keeping with the Company’s philosophy that executive compensation should be tied to Company performance.

Otherwise, all compensation programs are largely unchanged from fiscal 2008.

Summary Compensation Table

The following table includes information concerning compensation for fiscal years 2006, 2007 and 2008 in reference to the NEOs, which includes the persons who served as the Company’s principal executive officers during fiscal year 2008, the Company’s principal financial officer, the three most highly compensated executive officers of the Company other than the principal executive officers and the principal financial officer and one other person who would have been among the three most highly compensated executive officers but who was not serving as an executive officer at the end of fiscal 2008. A description of the material terms of the employment agreements for each of the NEOs, including a description of potential post employment payments, appears below under the headings “Employment Agreements for Named Executive Officers” and “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

							Change in
							Pension
							Value
						Non-Equity	and
						Incentive	Nonqualified
				Stock	Option	Plan	Deferred	All Other
	Fiscal		Bonus	Awards	Awards	Compen-	Compensation	Compen-
Name and Principal	Year	Salary	(1) (2)	(3) (5)	(4) (5)	sation (6)	Earnings	sation (7)
Position	Ended	(1) ($)	($)	($)	($)	($)	($)	($)	Total ($)

David F. Dyer, President	01/31/2009	65,769	-	-	-	-	-	-	65,769
and Chief Executive
Officer*

Donna M. Colaco, Brand	01/31/2009	625,000	186,250	76,613	93,985	-	-	18,286	1,000,134
President-White House |	02/02/2008	300,000	125,000	20,108	24,394	180,000	-	16,718	666,220
Black Market**

Charles L. Nesbit, Jr.,	01/31/2009	549,000	-	164,324	214,692	447,959	-	12,674	1,388,649
Brand President-Soma	02/02/2008	549,000	-	215,841	896,115	164,700	-	52,474	1,878,130
	02/03/2007	525,000	-	170,557	1,191,183	238,875	-	37,178	2,162,793

Kent A. Kleeberger,	01/31/2009	550,000	165,000	105,025	78,745	-	-	54,867	953,637
Executive Vice	02/02/2008	99,424	282,500	13,651	8,796	-	-	13,596	417,967
President-Finance, Chief Financial Officer and Treasurer***

Mori C. MacKenzie,	01/31/2009	524,000	-	164,324	214,692	-	-	20,196	923,212
Executive Vice	02/02/2008	524,000	-	214,644	528,653	-	-	8,853	1,276,150
President-Chief Stores	02/03/2007	500,000	-	172,482	761,889	161,875	-	34,653	1,630,899
Officer

Scott A. Edmonds,	01/31/2009	1,094,000	-	1,635,968	1,444,329	-	-	4,488,576	8,662,873
President, Chairman and	02/02/2008	1,094,000	-	965,730	1,704,209	-	-	7,992	3,771,931
Chief Executive Officer	02/03/2007	1,070,000	-	619,980	2,781,575	428,000	-	33,127	4,932,682
** **

Michele M. Cloutier,	01/31/2009	725,000	-	67,818	98,923	-	-	879,806	1,771,547
Brand President-	02/02/2008	682,800	200,400	167,173	232,645	-	-	22,567	1,305,585
Chico’s*****	02/03/2007	216,981	254,375	41,354	61,326	-	-	6,968	581,004

*	Appointed President and Chief Executive Officer on January 7, 2009. Amounts shown do not reflect compensation earned as a non-employee director.

**	Joined the Company in August 2007.

***	Joined the Company in November 2007.

****	Left the Company and stepped down on January 7, 2009.

*****	Left the Company and stepped down on January 28, 2009.

(1)	Mr. Nesbit deferred a portion of his earned compensation under the Company’s nonqualified deferred compensation plan, which deferred amounts are included in the amounts reflected on the Nonqualified Deferred Compensation Table on page 52. Each of the NEOs, with the exception of Mr. Dyer and Mr. Kleeberger, contributed a portion of his or her compensation to the Company’s 401(k) savings plan. Mr. Dyer was not eligible as a participant of the Company’s 401(k) savings plan in fiscal 2008.

(2)	The amounts in this column consist of discretionary bonuses awarded (including sign-on bonuses in the case of Mr. Kleeberger and Ms. Colaco in fiscal 2007, which were linked to an assessment of the individual executive officer’s performance, responsibilities and expected future contribution. The manner in which discretionary bonuses are determined and awarded is discussed in the Compensation Discussion and Analysis under the heading “Annual Cash Incentive Bonuses.” The particular discretionary bonuses were accrued as an expense in the respective fiscal year, even though such discretionary bonuses were computed and actually paid following the end of the respective fiscal year. The amounts for Mr. Kleeberger and Ms. Colaco reflect guaranteed bonus payments in the amounts of $165,000 and $186,250, respectively for fiscal 2008.

(3)	The amounts included in the “Stock Awards” column for fiscal 2008, fiscal 2007, and fiscal 2006 represent the compensation cost of restricted stock awards recognized by the Company for financial statement reporting purposes (except excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with SFAS 123R. For a discussion of the valuation of stock awards, see Note 11 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 (fiscal 2008). See the Grants of Plan-Based Awards Table for information on restricted stock granted in fiscal 2008. The amounts included in the “Stock Awards” column for fiscal 2008 reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.

(4)	The amounts included in the “Option Awards” column for fiscal 2008, fiscal 2007, and fiscal 2006 represent the compensation cost of stock option awards recognized by the Company for financial statement reporting purposes (except excluding any estimated amount for forfeitures related to service-based vesting conditions) in accordance with SFAS 123R. For a discussion of valuation assumptions, see Note 11 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 (fiscal 2008) with respect to the amount shown for fiscal 2007 and fiscal 2006. See the Grants of Plan-Based Awards Table for information on options granted in fiscal 2008. The amounts included in the “Option Awards” column for fiscal 2008 reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the NEOs.

(5)	Because the amounts reported represent compensation costs computed based on application of required accounting rules, the amounts do not reflect the current fair value of restricted stock awards and the actual current intrinsic value of the option awards or the actual amounts that the NEOs may realize from these awards. Whether, and to what extent, an NEO is able to realize the indicated amounts from these equity awards will depend on a number of factors including the Company’s actual operating performance, stock price fluctuations, the vesting terms of the award and the NEO’s continued employment.

(6)	The amounts in this column consist of annual incentive bonus payments for each of the NEOs earned based on company performance in fiscal 2008, fiscal 2007 and fiscal 2006. See “Compensation Discussion and Analysis–Annual Cash Incentive Bonuses.” Amounts earned with respect to the respective fiscal year are accrued as expenses in such fiscal year, even though a portion of such bonuses were computed and paid following the end of the respective fiscal year.

(7)	The amounts in this column consist of automobile allowances (fiscal 2006 only), the Company’s matching contributions to its 401(k) savings plan on behalf of the NEOs, group term life insurance premiums paid by the Company on behalf of the NEOs, expenses related to the Company’s executive wellness program, relocation expenses and post-termination benefits accrued during the fiscal year, if applicable.

For Mr. Kleeberger, of the $54,867 included in this column for fiscal 2008, $52,545 related to relocation expenses. For Mr. Edmonds, of the $4,488,576 included in this column for fiscal 2008, $4,400,000 related to accrued post-termination benefits and $74,231 related to personal usage of corporate-provided aircraft.

For Ms. Cloutier, of the $879,806 included in this column for fiscal 2008, $862,182 related to accrued post-termination benefits.

In determining the incremental cost to the Company of the personal usage of corporate-provided aircraft not reimbursed by the executive, the Company calculates the direct variable operating cost on an hourly basis, including all costs that may vary based on the hours flown, as well as any disallowed tax deductions associated with such use.

Fiscal Year Grants of Plan Based Awards

The following table sets forth certain information with respect to the equity and non-equity awards granted during or for the fiscal year ended January 31, 2009 to each of our executive officers listed in the Summary Compensation Table.

						All Other	All Other
						Stock	Option	Exercise	Grant Date
						Awards:	Awards:	or Base	Fair Value
		Compensation	Estimated Future Payouts Under Non-Equity			Number of	Number of	Price of	of Stock
		Committee	Incentive Plan Awards(1)(2)			Securities	Securities	Option	and Option
		Action	Threshold	Target	Maximum	Underlying	Underlying	Awards	Awards
Name	Grant Date	Date	($)	($)	($)	(3) (#)	(4) (#)	($/Sh)	($)(5)

David F. Dyer(6)	-	-	-	-	-	-	-	-	-

Donna M. Colaco
	N/A	N/A	125,000	500,000	875,000
	March 7, 2008	February 25, 2008				10,000			74,200
	March 7, 2008	February 25, 2008					30,000	7.42	89,883
	November 26, 2008	November 21, 2008				30,000			82,200
	November 26, 2008	November 21, 2008					90,000	2.74	117,413

Charles L. Nesbit, Jr.
	N/A	N/A	109,800	439,200	768,600
	March 7, 2008	February 25, 2008				6,667			49,469
	March 7, 2008	February 25, 2008					20,000	7.42	59,922
	November 26, 2008	November 21, 2008				20,000			54,800
	November 26, 2008	November 21, 2008					60,000	2.74	78,275

Kent A. Kleeberger
	N/A	N/A	110,000	440,000	770,000
	March 7, 2008	February 25, 2008				6,667			49,469
	March 7, 2008	February 25, 2008					20,000	7.42	59,922
	November 26, 2008	November 21, 2008				20,000			54,800
	November 26, 2008	November 21, 2008					60,000	2.74	78,275

Mori C. MacKenzie
	N/A	N/A	104,800	419,200	733,600
	March 7, 2008	February 25, 2008				6,667			49,469
	March 7, 2008	February 25, 2008					20,000	7.42	59,922
	November 26, 2008	November 21, 2008				20,000			54,800
	November 26, 2008	November 21, 2008					60,000	2.74	78,275

Scott A. Edmonds
	N/A	N/A	273,500	1,094,000	1,914,500
	March 7, 2008	February 25, 2008				30,000			222,600
	March 7, 2008	February 25, 2008					90,000	7.42	269,650

Michele M. Cloutier
	N/A	N/A	145,000	580,000	1,015,000
	March 7, 2008	February 25, 2008				10,000			74,200
	March 7, 2008	February 25, 2008					30,000	7.42	89,883
	November 26, 2008	November 21, 2008				30,000			82,200
	November 26, 2008	November 21, 2008					90,000	2.74	117,413

(1)	These columns show the range of aggregate payouts targeted for fiscal 2008 performance under the Chico’s FAS, Inc. Cash Bonus Incentive Plan as described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis. The Threshold amount represents the aggregate amount that would have been payable to the executive officer if the Company were to have achieved just the minimum performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. The Target amount represents the amount that would have been payable to the executive officer if the Company were to have achieved the targeted performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. The Maximum amount represents the amount that would have been payable to the executive officer if the Company were to have achieved the maximum performance level for each of the performance measures applicable to the particular executive officer for the fiscal year. The actual cash incentive bonus payments for fiscal 2008 performance paid pursuant to the Cash Bonus Incentive Plan were computed and paid at the end of the year and were based on the extent to which each NEO achieved the respective performance measure targets established for that officer, as more particularly described in the section titled “Annual Cash Incentive Bonuses” in the Compensation Discussion and Analysis and are shown in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”

(2)	Mr. Nesbit was the only named executive officer that earned a cash incentive bonus under the Company’s Cash Bonus Incentive Plan during fiscal 2008.

(3)	Restricted stock granted under the 2002 Omnibus Stock and Incentive Plan is described in the Outstanding Equity Awards at Fiscal Year-End Table below. The restricted stock granted to the NEOs in fiscal 2008 vest annually in equal thirds beginning on the first anniversary of the date of grant. Restricted stock awards have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, restricted stock has an implicit performance criterion because the higher the Company’s stock price, the greater the value of the restricted stock award.

(4)	Stock options granted under the 2002 Omnibus Stock and Incentive Plan are described in the Outstanding Equity Awards at Fiscal Year-End Table below. The stock options granted to the NEOs in fiscal 2008 have a 10-year term and vest annually in equal thirds beginning on the first anniversary of the date of grant. Stock options have no express performance criteria other than continued employment (with limited exceptions for termination of employment due to death, disability, retirement, and change in control). However, options have an implicit performance criterion because the options have no value to the executive unless and until the Company’s stock price exceeds the exercise price.

(5)	The amounts in this column represent the full aggregate grant date fair value of each award, computed in accordance with SFAS 123R. For a discussion of the valuation of stock awards and valuation assumptions for option awards, see Note 11 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended January 31, 2009 (fiscal 2008).

(6)	The table does not reflect awards granted to Mr. Dyer for service as a non-employee director. Those awards are shown in the “Non-Employee Director Compensation Table.”

Outstanding Equity Awards at Fiscal Year End

The following table outlines outstanding long-term equity-based incentive compensation awards for the executive officers listed in the Summary Compensation Table as of January 31, 2009. Each outstanding award is shown separately. Option Awards are all non-qualified stock options. Stock awards are all restricted stock awards. The vesting schedule for each award is described in the footnotes to this table.

						Stock Awards
									Equity
									Incentive
									Plan
								Equity	Awards:
								Incentive	Market or
	Option Awards							Plan	Payout
			Equity					Awards:	Value of
			Incentive Plan			Number of	Market	Number of	Unearned
			Awards:			Shares or	Value of	Unearned	Shares,
	Number of	Number of	Number of			Units of	Shares or	Shares, Units	Units or
	Securities	Securities	Securities			Stock That	Units of	or Other	Other
	Underlying	Underlying	Underlying	Option	Option	Have Not	Stock That	Rights That	Rights That
	Unexercised	Unexercised	Unexercised	Exercise	Expiration	Vested (#)	Have Not	Have Not	Have Not
	Options (#)	Options (#) (1)	Options (#)	Price ($)	Date	(2)	Vested($)	Vested (#)	Vested ($)
Name	Exercisable	Unexercisable

David F. Dyer(3)	3,333	6,667		20.17	3/5/2017	1,667	6,601
	3,333	6,667		24.58	6/26/2017	10,000	39,600

Donna M. Colaco	10,000	20,000		14.86	9/7/2017	6,667	26,401
		30,000		7.42	3/7/2018	10,000	39,600
		90,000		2.74	11/26/2018	30,000	118,800

Charles L. Nesbit, Jr.	133,334			19.885	8/4/2014	4,445	17,602
	75,000			26.34	1/31/2015	6,667	26,401
	20,000			43.56	1/31/2016	20,000	79,200
	6,666	13,334		22.47	3/9/2017
		20,000		7.42	3/7/2018
		60,000		2.74	11/26/2018

Kent A. Kleeberger	13,333	26,667		10.49	12/7/2017	16,667	66,001
		20,000		7.42	3/7/2018	6,667	26,401
		60,000		2.74	11/26/2018	20,000	79,200

Mori C. MacKenzie	13,334			8.80	2/24/2013	4,445	17,602
	53,333			18.665	2/2/2014	6,667	26,401
	75,000			26.34	1/31/2015	20,000	79,200
	20,000			43.56	1/31/2016
	6,666	13,334		22.47	3/9/2017
		20,000		7.42	3/7/2018
		60,000		2.74	11/26/2018

Scott A. Edmonds(4)	50,000			8.80	2/24/2013
	100,000			17.325	12/4/2013
	133,334			18.665	2/2/2014
	187,500			26.34	1/31/2015
	90,000			43.56	1/31/2016
	90,000			22.47	3/9/2017
	90,000			7.42	3/7/2018

Michele M. Cloutier(5)	33,333			19.85	9/12/2016
	10,000			22.47	3/9/2017

(1)	All options listed above vest at a rate of 33-1/3% per year over the first three years of the option term, beginning on the one year anniversary of the date of grant.

(2)	All awards represent awards of restricted stock. All restricted stock vests at the rate of 33-1/3% per year beginning on the one year anniversary of the date of grant except for Mr. Dyer’s outstanding award of 10,000 shares, which vest 100% on June 26, 2009.

(3)	Mr. Dyer received all of his awards of options and restricted stock during his service as a non-employee director.

(4)	At the time of his separation from service with the Company on January 7, 2009, all outstanding and unvested restricted stock and stock options held by Mr. Edmonds were immediately vested. All options reflected in the table as held by Mr. Edmonds expired as of the date of this Proxy Statement without having been exercised.

(5)	All options reflected in the table as held by Ms. Cloutier expired as of the date of this Proxy Statement without having been exercised.

Fiscal Year Options Exercised and Stock Vested

The following table sets forth stock options exercised and restricted stock vested during the fiscal year ended January 31, 2009 with respect to the executive officers listed in the Summary Compensation Table. The dollar figures in the table below reflect the value on the exercise date for Option Awards and the vesting date for Stock Awards.

	Option Awards		Stock Awards
	Number of Shares	Value Realized on	Number of Shares Acquired	Value Realized on
Name	Acquired on Exercise (#)	Exercise ($)	on Vesting (#)	Vesting ($)

David F. Dyer(1)	-	-	833	5,839
Donna M. Colaco(2)	-	-	3,333	22,231
Charles L. Nesbit, Jr.(3)	-	-	4,445	24,379
Kent A. Kleeberger(4)	-	-	8,333	27,332
Mori C. MacKenzie(5)	-	-	4,445	24,379
Scott A. Edmonds(6)	-	-	95,000	408,932
Michele M. Cloutier(7)	-	-	8,333	58,914

(1)	Mr. Dyer did not exercise any stock options during the fiscal year ended January 31, 2009. On March 9, 2008, 833 of the restricted shares he held, which were granted in respect of his service as a non-employee director, vested. The market price on the date of such vesting was $7.01.

(2)	Ms. Colaco did not exercise any stock options during the fiscal year ended January 31, 2009. On September 7, 2008, 3,333 of the restricted shares she held vested. The market price on the date of such vesting was $6.67.

(3)	Mr. Nesbit did not exercise any stock options during the fiscal year ended January 31, 2009. On March 9, 2008, 2,222 of the restricted shares he held vested. The market price on the date of such vesting was $7.01. Additionally, on January 31, 2009, 2,223 of the restricted shares he held vested. The market price on the date of such vesting was $3.96. In addition, on such date, Mr. Nesbit sold 726 of the newly vested shares to satisfy tax withholding obligations in connection with vesting of the restricted stock.

(4)	Mr. Kleeberger did not exercise any stock options during the fiscal year ended January 31, 2009. On December 7, 2008, 8,333 of the restricted shares he held vested. The market price on the date of such vesting was $3.28.

(5)	Ms. MacKenzie did not exercise any stock options during the fiscal year ended January 31, 2009. On March 9, 2008, 2,222 of the restricted shares she held vested. The market price on the date of such vesting was $7.01. In addition on March 10, 2008, Ms. MacKenzie sold 588 of the newly vested shares to satisfy tax withholding obligations in connection with vesting of the restricted stock. Additionally, on January 31, 2009, 2,223 of the restricted shares she held vested. The market price on the date of such vesting was $3.96.

In addition, on such date, Ms. MacKenzie sold 726 of the newly vested shares to satisfy tax withholding obligations in connection with vesting of the restricted stock.

(6)	Mr. Edmonds did not exercise any stock options during the fiscal year ended January 31, 2009. On (i) March 9, 2008, 10,000 of the restricted shares he held vested, (ii) June 8, 2008, 8,333 of the restricted shares he held vested, and (iii) January 15, 2009, pursuant to the terms of his separation agreement, 76,667 of the restricted shares he held vested. The market price on March 9, 2008 was $7.01. The market price on June 8, 2008 was $7.08. The market price on January 15, 2009 was $3.65. In addition, (i) on June 9, 2008, Mr. Edmonds sold 3,038 of the shares that were newly vested shares on that date to satisfy tax withholding obligations in connection with vesting of the restricted stock and (ii) on January 15, 2009, Mr. Edmonds sold 20,279 of the shares that were newly vested shares on that date to satisfy tax withholding obligations in connection with vesting of the restricted stock.

(7)	Ms. Cloutier did not exercise any stock options during the fiscal year ended January 31, 2009. On March 9, 2008, 3,333 of the restricted shares she held vested. The market price on the date of such vesting was $7.01. In addition, on March 10, 2008, Ms. Cloutier sold 882 of the newly vested shares to satisfy tax withholding obligations in connection with vesting of the restricted stock. Additionally, on September 12, 2008, 5,000 of the restricted shares she held vested. The market price on the date of such vesting was $7.11. In addition, on such date, Ms. Cloutier sold 1,323 of the newly vested shares to satisfy tax withholding obligations in connection with vesting of the restricted stock.

Fiscal Year Retirement Benefits

The Company does not maintain any pension benefit plan for any of its employees, including for any of the NEOs. Thus, there are no accumulated pension benefits for any of its NEOs. The only funded retirement benefits that are provided for the Company’s NEOs are those accruing as a result of contributions made under the Company’s 401(k)/profit sharing plan.

Fiscal Year Nonqualified Deferred Compensation

The Company maintains two separate nonqualified deferred compensation plans, the Chico’s FAS, Inc. Deferred Compensation Plan, which relates to deferrals made through December 31, 2004 and related earnings and the Chico’s FAS, Inc. 2005 Deferred Compensation Plan (the “2005 Plan”), which relates to deferrals since January 1, 2005 and related earnings. Under the plans, participants have been allowed to defer up to 80% of their base salary and up to 100% of their annual cash incentive compensation awards and bonuses. Under the plans, participant contributions are not matched.

A book account is maintained under each plan with respect to the amount of such deferrals and the deemed accrued earnings thereon, but no such deferrals or earnings are funded. Accordingly, the deferred amounts are subject to forfeiture in the event of bankruptcy. Under each plan, participants may diversify their deferred compensation account balances into various mutual fund investments as well as a money market account and are permitted to change their designation from among these investment alternatives at any time and from time to time, with the change to be effective as of the end of the business day on which the change is submitted.

Under each plan, participants may elect in-service or post-employment distributions. Post-employment distributions may be made in a lump sum or in equal installments over a period of up to fifteen years. Subject to the limitations in the respective plans, the NEOs may elect when the payments commence, whether to receive the amount in a lump sum and, if the amount is to be received in installments, whether the payments will be made quarterly or annually and whether the payment period will be 2 to 15 years. The earliest distribution date for any officer under the 2005 Plan is six months after the date of separation. Non-officers may receive a distribution no earlier than 30 days after the date of separation. Under the terms of each of the plans, the NEOs will receive an accelerated distribution of their respective full account balances upon the occurrence of a change of control of the Company or upon the individual’s death. The 2005 Plan is intended to comply with the requirements of Section 409A of the Internal Revenue Code and thus differs from the earlier plan in several respects, including containing more restrictive payment modification rules and different definitions of key employees, change of control, disability and hardship withdrawals. Also, because each NEO is expected to fall within the definition of a “specified employee” under Section 409A of the Internal Revenue Code, any NEO who has deferred compensation under the 2005 Plan and has an account balance under such plan at the time of a termination may not receive lump sum payments or commence receipt of any installment payments from such plan for at least six months following a termination of employment. All deferral elections and associated distribution schedules are irrevocable.

The following table illustrates the nonqualified deferred compensation benefits under the Nonqualified Deferred Compensation Plan, reported collectively. It includes each NEO’s and the Company’s contributions in fiscal 2008 under the 2005 Plan, as well as the earnings under each plan during fiscal 2008, but does not reflect any matching 401(k) or discretionary contributions made under the qualified plan.

			Aggregate	Aggregate	Aggregate
	Executive Contributions	Registrant	Earnings	Withdrawals/	Balance at Last
	in Last Fiscal Year (1)	Contributions in Last	(Losses) in Last	Distributions	Fiscal Year-End
Name	($)	Fiscal Year (2) ($)	Fiscal Year ($)	($)	($)

David F. Dyer	-	-	-	-	-
Donna M. Colaco	-	-	-	-	-
Charles L. Nesbit, Jr.	227,202	-	(293,522)	(184,581)	447,278
Kent A. Kleeberger	-	-	-	-	-
Mori C. MacKenzie	-	-	-	-	-
Scott A. Edmonds(3)	-	-	(315,539)	-	1,499,965
Michele M. Cloutier	-	-	-	-	-

(1)	For Mr. Nesbit, the amount shown in this column represents the deferral of a portion of his annual salary and cash incentive bonus for fiscal 2008.

(2)	The Company may make contributions on behalf of its executive officers to the Deferred Plan. To date, no Company contributions have been made under the Deferred Plan nor has the Company paid above market earnings on accounts under the Deferred Plan. Amounts shown in this column represent the returns attributable to the executives’ deemed investments of deferred compensation amounts.

(3)	In February 2009, Mr. Edmonds received a distribution of $1,108,599, constituting 100% of his account balance under the Chico’s FAS, Inc. Deferred Compensation Plan. The remainder of the amounts deferred by Mr. Edmonds, which were deferred under the 2005 Plan, will be paid to him following the six month anniversary of the date of his termination of employment with the Company (i.e. July 2009).

The aggregate balances shown above represent amounts that the NEOs earned but elected to defer, plus earnings (or losses). Account balances may be invested in phantom investments selected by the executive from an array of investment options. The array changes from time to time; as of January 31, 2009, participants could choose among several different investments, including domestic and international equity, income, short term investment, and blended fund investment. The participants are not being offered and thus can not choose a Company stock fund.

Employment Agreements for Named Executive Officers

David F. Dyer.  Mr. Dyer, who currently serves as President and Chief Executive Officer, is subject to an at-will employment offer letter dated January 7, 2009, as amended March 5, 2009. The offer letter contemplates an annual base salary and certain other benefits. Mr. Dyer’s current base salary is $950,000 and is subject to further increases as set from time to time by the Board of Directors. Mr. Dyer is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal

2009, Mr. Dyer’s aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 25% of his base salary, a target bonus equal to 100% of his base salary and a maximum bonus equal to 175% of his base salary. In March 2009, consistent with the terms of the offer letter, he was awarded certain stock options. In particular, Mr. Dyer was awarded 600,000 stock options in three separate 200,000 stock option tranches, all of which have a seven year term and are to vest over a 3-year period with one-third of each tranche vesting each year on the anniversary of the grant. The first 200,000 stock option tranche has an exercise price equal to the Company’s stock price on the date of grant, the second 200,000 stock option tranche has an exercise price equal to 125% of the Company’s stock price on the date of grant and the third 200,000 stock option tranche has an exercise price equal to 150% of the Company’s stock price on the date of grant. As contemplated by his employment offer letter, in March 2009, he was also awarded certain performance shares. The performance shares sets the target number of shares at 100,000 shares (with a maximum of 133,333 shares and a minimum of zero shares) and the opportunity to earn the performance shares is contingent upon the achievement of return on net assets performance measures and goals over a one year period, with vesting and payment occurring three years from the date of grant (subject to continued service). The percentage of the target number of performance shares that Mr. Dyer will be eligible to earn, subject to his continued employment, is to be determined pursuant to the following table, based upon the Company’s fiscal 2009 return on net assets exceeding the specified percentage thresholds:

Fiscal 2009
Return on Net Assets	Percentage of Target

≥ 5.6%	133%
≥ 5.3%	125%
≥ 4.3%	100%
≥ 3.3%	75%
≥ 2.3%	50%
≥ 1.2%	25%
< 1.2%	0%

Mr. Dyer also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers.

The employment offer letter also provides for certain restrictive covenants which, if violated, can result in immediate forfeiture of any unvested equity grants and the cancellation of all then outstanding option grants and claw-back of any option exercises occurring in the 6 months prior to such violation. Forfeiture of equity grants and option gains may also be triggered in the event grounds for a “cause” termination are uncovered during a severance period.

A description of potential post employment payments payable to Mr. Dyer appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Donna M. Colaco.  Ms. Colaco, who currently serves as Brand President-White House | Black Market, is subject to an at-will employment offer letter dated July 19, 2007. The offer letter contemplates an annual base salary and certain other benefits. Ms. Colaco’s current base salary is $625,000 and is subject to further increases as set from time to time by the Board of Directors. Ms. Colaco is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2009, Ms. Colaco’s aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary. In 2007, consistent with the terms of the offer letter, she received a sign on bonus, certain relocation benefits and was awarded certain stock options and restricted stock. Ms. Colaco also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers. Pursuant to her offer letter agreement, Ms. Colaco was guaranteed and was paid minimum bonuses equal to 60% of salary earned with respect to the Fall 2007 and Spring 2008 bonus periods.

A description of potential post employment payments payable to Ms. Colaco appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Charles L. Nesbit, Jr.  Mr. Nesbit, who currently serves as Brand President-Soma, is subject to an employment agreement with the Company, effective August 4, 2004, which provides for an annual base salary and certain other benefits. This employment agreement was amended on December 18, 2008 (effective January 1, 2005), primarily for the purpose of complying with Section 409A of the Internal Revenue Code, as more particularly described below. Pursuant to the employment agreement and certain further actions of the Board of Directors, Mr. Nesbit’s current base salary is $549,000 and is subject to further increases as set from time to time by the Board of Directors. Mr. Nesbit is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2009, Mr. Nesbit’s aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 20% of his base salary, a target bonus equal to 80% of his base salary and a maximum bonus equal to 140% of his base salary. He also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers. Under the terms of the employment agreement, the Company contracted to employ Mr. Nesbit for a period which currently extends through August 3, 2009, and which period, by the terms of the agreement is automatically extended year by year until the employment agreement is terminated by way of appropriate advance notice by the Company or Mr. Nesbit.

The employment agreement provides for a limited covenant not to compete which is to continue for one year following any termination of employment and a covenant not to solicit non-clerical employees which is to continue for two years following any termination of employment.

A description of potential post employment payments payable to Mr. Nesbit appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Kent A. Kleeberger.  Mr. Kleeberger, who currently serves as Executive Vice President-Finance, Chief Financial Officer and Treasurer, is subject to an at-will employment offer letter dated October 8, 2007. The offer letter contemplates an annual base salary and certain other benefits. Mr. Kleeberger’s current base salary is $550,000 and is subject to further increases as set from time to time by the Board of Directors. Mr. Kleeberger is also eligible for an annual bonus under the Company’s Cash Bonus Incentive Plan. In particular, for fiscal 2009, Mr. Kleeberger’s aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 20% of his base salary, a target bonus equal to 80% of his base salary and a maximum bonus equal to 140% of his base salary. In 2007, consistent with the terms of the offer letter, he received, a sign on bonus, certain relocation benefits and was awarded certain stock options and restricted stock. Mr. Kleeberger also is eligible to be considered for additional awards of stock options or other stock-based compensation of the Company consistent with the equity award practices applicable to other senior officers. Pursuant to his offer letter agreement, Mr. Kleeberger was guaranteed and was paid minimum bonuses equal to 60% of salary earned with respect to the Fall 2007 and Spring 2008 bonus periods.

A description of potential post employment payments payable to Mr. Kleeberger appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Mori C. MacKenzie.  Ms. MacKenzie who currently serves as Executive Vice President-Chief Stores Officer, is subject to an employment agreement with the Company, effective September 4, 1995, which provides for an annual base salary and certain other benefits. This employment agreement was first amended effective as of August 21, 2000. In December 2008, the agreement was again amended, effective January 1, 2005, to effect Code Section 409A compliance. Pursuant to the amended employment agreement and certain further actions of the Board of Directors, Ms. MacKenzie’s current base salary is $524,000 and is subject to annual increases as set from time to time by the Board of Directors. Under the terms of Ms. MacKenzie’s amended employment agreement, the Company contracted to employ Ms. MacKenzie for a period which currently extends through September 30, 2009, and which period, by the terms of the agreement, is automatically extended on a rolling basis to add an additional year to the term on each September 30th until the employment agreement is terminated by way of appropriate advance notice by the Company or Ms. MacKenzie.

For fiscal 2009, Ms. MacKenzie’s aggregate annual cash bonus, to the extent earned, has a minimum bonus equal to 20% of her base salary, a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary.

The employment agreement provides for a covenant not to compete which is to continue for two years following any termination.

A description of potential post employment payments payable to Ms. MacKenzie appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

Scott A. Edmonds.  Mr. Edmonds served as Chairman, President, and Chief Executive Officer of the Company pursuant to an employment agreement originally entered into effective September 3, 2003, as amended on June 22, 2004 and again on December 18, 2008 (effective as of January 1, 2005). The December 18, 2008 amendment was primarily for the purpose of complying with Section 409A of the Internal Revenue Code. The employment agreement provided for an annual base salary and certain other benefits. Mr. Edmonds retired from the Company on January 7, 2009. In connection with Mr. Edmonds’ departure, Mr. Edmonds and the Company entered into a letter agreement and release, dated January 7, 2009, which provided for separation pay and certain other benefits.

A description of the post employment payments that were paid or are payable to Mr. Edmonds as a result of his departure appear below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.” Pursuant to the employment agreement in effect prior to his departure, and certain further actions previously taken by the Board of Directors, Mr. Edmonds’ base salary in fiscal 2008 was $1,094,000, and he was also eligible for an annual cash bonus under the Company’s Cash Bonus Incentive Plan and to be considered in the future for additional awards of stock options or other stock-based compensation of the Company. For fiscal 2008, Mr. Edmonds’ aggregate annual cash bonus, to the extent earned, had a minimum bonus equal to 25% of his base salary, a target bonus equal to 100% of his base salary and a maximum bonus equal to 175% of his base salary.

Michele M. Cloutier.  At the time Ms. Cloutier commenced employment with the Company in 2006, she was presented with an at-will employment offer letter, which she accepted. The offer letter set forth an outline of the terms of her employment. On January 28, 2009, the Company announced that Ms. Cloutier resigned as Brand President-Chico’s and would be entitled to receive severance compensation and other benefits as set forth in the Company’s Executive Severance Plan, as amended, and unused vacation benefits.

The original offer letter indicated that her title would be Executive Vice President-General Merchandise Manager-Chico’s, and addressed such other issues as her duties, her initial base salary, the anticipated parameters of her incentive cash bonus program, the anticipated initial equity compensation grants, certain other employee benefits, entitlement to relocation payments and reimbursements and an initial outline of her severance benefits. However, the offer letter clearly indicated that if the Company were to adopt a severance plan applicable to all officers, that plan would supersede the severance provisions in the offer letter. The Company adopted such a severance plan effective October 1, 2007, which superseded the severance provisions in Ms. Cloutier’s offer letter. The offer letter did not include any specified term of employment and was terminable at will by either party at any time, subject only to the applicable severance provisions. A description of the post employment payments that were paid or are payable to Ms. Cloutier as a result of her departure appears below under the heading “Potential Payments Upon Termination or Change in Control for Named Executive Officers.”

During fiscal 2008, Ms. Cloutier’s annualized base salary was $725,000 and, consistent with her offer letter, she participated in the Company’s Cash Bonus Incentive Plan and, similar to other officers of the Company, participated in certain other benefit programs. The base salary, incentive cash bonuses, relocation payments, severance benefits and other compensation received by Ms. Cloutier in fiscal 2008 are reflected in the Summary Compensation Table above.

Employment Agreements for Certain Other Executive Officers

Cynthia S. Murray. The Company has entered into a letter employment agreement with Ms. Murray, which provides for an annual salary and certain other benefits, including a sign on bonus in the amount of $100,000 which was paid to Ms. Murray in February 2009. Pursuant to the letter employment agreement, Ms. Murray’s base salary is $600,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. On March 4, 2009, as called for by the employment letter agreement, Ms. Murray was awarded 100,000 nonqualified stock options (with an exercise price equal to the fair market value of the stock on the date of the award and vesting in equal annual amounts over a period of three years) and 30,000 shares of restricted stock (vesting in equal annual amounts over a period of three years). Pursuant to her agreement and the Management Bonus Plan, Ms. Murray’s aggregate annual cash bonus for fiscal 2009, to the extent earned, has a target bonus equal to 80% of her base salary and a maximum bonus equal to 140% of her base salary. Notwithstanding, Ms. Murray’s letter employment agreement provides for a guaranteed annual bonus for fiscal year 2009 of at least 50% of target. Ms. Murray’s relocation expenses were also paid for by the Company, pursuant to the offer letter and the Company’s applicable employee relocation plan.

Jeffrey A. Jones. The Company has entered into a letter employment agreement with Mr. Jones, which provides for an annual salary and certain other benefits. Pursuant to the letter employment agreement, Mr. Jones’ base salary is $550,000 and is subject to annual increases as determined from time to time by the Company’s Board of Directors. On March 4, 2009, as called for by the employment letter agreement, Mr. Jones was awarded 80,000 nonqualified stock options (with an exercise price equal to the fair market value of the stock on the date of the award and vesting in equal annual amounts over a period of two years) and 20,000 shares of restricted stock (vesting in equal annual amounts over a period of two years). Pursuant to his agreement and the Management Bonus Plan, Mr. Jones’ aggregate annual cash bonus for fiscal 2009, to the extent earned, has a target bonus equal to 80% of his base salary and a maximum bonus equal to 140% of his base salary. Notwithstanding, Mr. Jones’ letter employment agreement provides for a guaranteed annual bonus for fiscal year 2009 of at least 25% of target. Under the terms of the letter agreement, the Company contracted to employ Mr. Jones for two years, with the option to renew in one year increments thereafter and with the right of either party to terminate at any time for any reason upon 30 days written notice. In the event of Mr. Jones’ voluntary termination of employment for “Good Reason” within two years following a “Change in Control” (both events as defined in the letter agreement), Mr. Jones will be entitled to 1) an amount equal to one times base salary, 2) pro-rata vesting of stock options based on the amount of time worked until the termination date and 3) accelerated vesting of restricted shares. Mr. Jones’ relocation expenses were also paid for by the Company, pursuant to the offer letter and the Company’s applicable employee relocation plan.

Potential Payments Upon Termination or Change in Control for Named Executive Officers

The section below describes the payments that may be made to NEOs upon termination of their employment, pursuant to individual agreements or otherwise.

David F. Dyer

Pursuant to his employment letter agreement, if Mr. Dyer’s employment is terminated by the Company within the first year of his employment without “Cause” (as described below), Mr. Dyer would generally be entitled to receive, among other benefits, payments equal to the sum of two times his base salary and target bonus, payable in monthly installments over two years, subject to the execution of a general release of claims against the Company. If termination of employment by the Company without Cause occurs after the first year of Mr. Dyer’s employment, Mr. Dyer would generally be entitled to receive, among other benefits, payments equal to the sum of his base salary and target bonus, payable in monthly installments over one year, subject to the execution of a general release of claims against the Company. In either event, Mr. Dyer would also be entitled to receive the following, upon termination of employment by the Company without Cause: (i) pro rata vesting of stock options based on the amount of time worked through the termination date, with each option remaining exercisable for the lesser of three years following termination of employment or expiration of its respective term, (ii) a pro-rated bonus for the applicable bonus period based on actual performance that would otherwise have been payable, payable after year-end results are measured, (iii) a pro-rata number of performance shares based on the shares that would have been earned at the end of the original performance period, pro-rated based on the time worked through the termination date, payable as soon as possible after the end of the performance period, (iv) continued health insurance coverage until age 67, provided that Mr. Dyer pays both the employee and employer portion of premiums post-termination, which benefits expire when and if Mr. Dyer obtains similar benefits from another employer, and (v) all other benefits to be continued for one year post-termination.

In the event of a “Change in Control” (as described below) where Mr. Dyer’s employment is involuntarily terminated without Cause, or where Mr. Dyer voluntary terminates his employment with “Good Reason” (as described below), in either case, within two years of such Change in Control, Mr. Dyer would be entitled to receive, in lieu of the benefits described in the preceding paragraph, among other benefits, an amount equal to two times the sum of his base salary and the target bonus, payable in a lump sum, subject to the execution of a general release of claims against the Company. In this event, Mr. Dyer would also be entitled to: (i) pro rata vesting of stock options based on the amount of time worked through the termination date, with each option remaining exercisable for the lesser of three years following termination of employment or expiration of its respective term and (ii) vesting of performance shares in full (which occurs on a Change in Control regardless of whether termination of employment occurs) and payment of performance shares within sixty days of termination of employment.

In the event of his termination of employment due to death or permanent disability, Mr. Dyer or his beneficiaries are entitled to the following: (i) payment of all accrued but unpaid compensation; (ii) a pro-rata vesting of stock options based on the amount of time worked through Mr. Dyer’s last date of employment, with Mr. Dyer or his beneficiaries being allowed to exercise any vested options for one year after his death or permanent disability or the remaining term of the options, whichever is less, and (iii) continued health insurance coverage until age 67 (or, in the case of death, until Mr. Dyer would have reached age 67), such benefits to be mitigated by similar benefits provided by any new employer; and (iv) all other benefits continued for one year post-termination.

For purposes of Mr. Dyer’s employment letter agreement, the term “Cause” means the occurrence of any of the following: (i) Mr. Dyer’s being convicted of, or entering a plea of no contest to, any felony; (ii) Mr. Dyer’s being convicted of, or entering a plea of no contest to, any crime related to his employment by the Company, but specifically excluding traffic offenses; (iii) Mr. Dyer’s continued willful neglect of, refusal to perform, or gross negligence concerning, his duties, or engaging in willful misconduct in the performance of his duties, which has a material adverse affect on the Company; (iv) Mr. Dyer’s willful failure to take actions that are permitted by law and necessary to implement policies of the Company’s Board of Directors which the Board of Directors has communicated to Mr. Dyer in writing, provided that minutes of a Board of Directors meeting that are provided to or made available to Mr. Dyer shall be deemed communicated to Mr. Dyer; (v) Mr. Dyer’s material breach of the terms of his employment letter agreement; or (vi) drug or alcohol abuse by Mr. Dyer, but only to the extent that such abuse has an obvious and material adverse affect on the Company or on the performance of Mr. Dyer’s duties and responsibilities under his employment letter agreement; provided; however, that Cause shall not be found in any of the circumstances set forth above (other than in subparagraph (1), or (2) above or where the basis for the Cause determination is incapable of being cured) unless the relevant act or failure to act is not cured by Mr. Dyer within ten (10) business days after the Company gives him written notice setting out a clear description of the circumstances alleged by the Company to constitute Cause.

For purposes of Mr. Dyer’s employment letter agreement, the term “Good Reason” means the occurrence of any of the following events, unless such events are corrected in all material respects by the Company within 30 days of Mr. Dyer’s written notification to the Company that he intends to terminate his employment for “Good Reason” (provided that such notice is given within 90 days of the initial existence of the condition): (i) any material reduction in Mr. Dyer’s current titles or positions, or a material reduction in Mr. Dyer’s then current duties or responsibilities or (ii) Mr. Dyer’s failure to be re-elected or re-appointed to the Company’s Board of Directors.

For purposes of Mr. Dyer’s employment letter agreement, the term “Change in Control” means (a) any “person” or “group” as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (“Act”) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities; (b) during any one-year period, individuals who at the beginning of such period constitute the Board of Directors, and any new director who is elected or nominated by the Board by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the one-year period or whose election or nomination was previously so approved, cease to constitute at least a majority of the Board; (c) a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the surviving entity or its ultimate parent outstanding immediately after such merger or consolidation; or (d) the sale or disposition of all or substantially all of the Company’s assets.

If, at the time of his separation from service, Mr. Dyer is a “specified employee,” payments shall be delayed 6 months to the extent necessary to be in compliance with Section 409A of the Internal Revenue Code.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Dyer determined as if the respective termination events had occurred on January 31, 2009.

Involuntary
				Death or		Change in
		Voluntary (1)	For Cause	Disability	w/o Cause	Control (2)
Executive	Type of Compensation	($)	($)	($)	($)	($)

David F. Dyer
	Cash Severance(3)(4)	-	-	-	3,800,000	3,800,000
	Equity (5)	-	-	-	-	-
	Deferred Compensation(6)	-	-	-	-	-
	Health Benefits (7)	-	-	-	-	-
	Other Benefits (8)	-	-	-	23,000	23,000
	Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A

	Total	-	-	-	3,823,000	3,823,000

(1)	Termination for “Good Reason” by Mr. Dyer may only occur within two years following a Change in Control, resulting in severance. See column entitled “Change in Control” for payments in this event.
(2)	Double trigger Change in Control, except with respect to vesting of performance shares.
(3)	In addition to what is reflected, if termination of employment occurs not following a Change in Control, Mr. Dyer would also receive his bonus in respect of the fiscal year in which employment terminates, as if employment had continued, based on the Company’s performance for such fiscal year; however, the amount shown in this table is zero because, with respect to fiscal 2008, Mr. Dyer was not yet eligible to earn such a bonus.
(4)	The cash severance associated with any termination other than Change in Control is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value; the cash severance associated with a specified termination following a Change in Control is to be paid in a lump sum payment. For these purposes, the cash bonus is assumed at the target bonus for each applicable year, even though the actual cash bonus paid would be based on the extent to which performance measures are achieved by the Company.
(5)	The above table does not reflect any rights relating to awards of stock options or performance shares for Mr. Dyer’s service as an officer of the Company because, as of January 31, 2009, Mr. Dyer had not yet received any such awards in connection with his service as an officer of the Company. Awards of stock options or performance shares to Mr. Dyer consistent with his employment agreement were subsequently made in early fiscal 2009. In addition, the above table does not reflect any rights that Mr. Dyer may have with respect to equity awards granted in respect of his service as a director prior to becoming an officer of the Company.
(6)	Mr. Dyer had no account balance under the Company’s Nonqualified Deferred Compensation Plan as of January 31, 2009.
(7)	The amounts in the table are zero based on Mr. Dyer’s employment letter agreement which indicates that the Company will continue health insurance following certain terminations of employment until age 67, provided that Mr. Dyer pays both the employee and employer portion of the premium.
(8)	Constitutes an estimate of maximum outplacement service.

Charles L. Nesbit, Jr.

The employment agreement for Mr. Nesbit, as amended, provides for certain severance benefits in the event that his employment is terminated by the Company “without good cause” or by Mr. Nesbit within a specified period following a “change of control” (both as defined in the employment agreement). If Mr. Nesbit is terminated “without good cause,” he would be entitled to continue to receive his salary and other compensation (including bonuses that would otherwise have been paid) for the remainder of the then effective employment term (or, if longer, for 12 months) and outplacement assistance. If his employment is terminated within the specified period following a “change of control,” Mr. Nesbit would be entitled to receive an amount equal to 24 months of his then applicable base salary plus two times the bonus he had received over the preceding 12 month period (measured from the then most recently ended fiscal quarter) and accelerated vesting of all of his outstanding stock options. In the event of termination as a result of death during the initial term, Mr. Nesbit’s estate would be entitled to receive an amount equal to twelve months of his then current salary. No termination payments or benefits are payable if his employment is terminated as a result of his permanent disability (except for acceleration of certain equity awards), a termination by the Company with cause or a voluntary termination or retirement by Mr. Nesbit. If, at the time of his separation from service, Mr. Nesbit is a “specified employee,” payments shall be delayed 6 months to the extent necessary to be in compliance with Section 409A of the Internal Revenue Code.

The following table shows the potential payments upon termination or a change in control of the Company for Mr. Nesbit determined as if the respective termination events had occurred on January 31, 2009.

		Voluntary		Involuntary
		w/o Good	w/Good	For Good	Death or	w/o Good	Change in
		Reason	Reason(1)	Cause	Disability	Cause	Control (2)
Executive	Type of Compensation	($)	($)	($)	($)	($)	($)

Charles L. Nesbit, Jr.
	Cash Severance (3)	-	N/A	-	549,000(4)	988,200	988,200
	Cash Severance – CiC Addition (5)	-	N/A	-	-	-	1,005,718
	Equity (6)(7)	-	N/A	-	196,404	-	196,404
	Deferred Compensation (8)	-	N/A	-	-	-	-
	Health Benefits (9)	-	N/A	-	-	15,768	15,768
	Other Benefits (10)	-	N/A	-	-	23,000	23,000
	Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A	N/A

	Total	-	N/A	-	745,404	1,026,968	2,229,090

(1)	Employment agreement contains no special rights to terminate for “good reason” prior to a Change in Control.
(2)	Double trigger Change in Control.
(3)	Includes multiple of salary and bonus plus pro rata bonus for year of termination. The cash severance associated with any termination other than Change in Control is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value; the cash severance associated with a specified termination following a Change in Control is to be paid in a lump sum payment. For these purposes, the cash bonus is assumed at the target bonus for each applicable year, even though the actual cash bonus paid would be based on the extent to which performance measures are achieved by the Company.
(4)	Payable only in the event of death; no cash severance is payable in the event of a disability termination.
(5)	Includes additional multiple of salary and bonus.
(6)	Stock option value assumes immediate exercise at $3.96/share at termination.
(7)	Equity value for vesting of restricted stock assumes $3.96/share.
(8)	No amounts are shown here because all amounts in Mr. Nesbit’s account under the Company’s Nonqualified Deferred Compensation Plan as of January 31, 2009 represent only elective deferrals of compensation previously earned by Mr. Nesbit, together with the deemed earnings on such deferrals, and thus such amounts are already fully vested. The Company has not elected to make any Company provided contributions to the plan which might otherwise be subject to vesting over time. The balance in Mr. Nesbit’s account on January 31, 2009 was $447,278. See the discussion under “Fiscal Year Nonqualified Deferred Compensation” for information about certain accelerations of payout of such account balances upon Mr. Nesbit’s death or following a change in control of the Company.
(9)	Represents estimate using monthly COBRA cost times the months in the period of income continuation, but is shown in the aggregate and not as a discounted present value.
(10)	Constitutes an estimate of maximum outplacement assistance.

Mori C. MacKenzie

The employment agreement for Ms. MacKenzie provides that she is entitled to certain severance benefits in the event that her employment is terminated by the Company “without good cause” or by Ms. MacKenzie within a specified period following a “change of control” (both as defined in the employment agreement). If Ms. MacKenzie is terminated “without good cause,” Ms. MacKenzie would be entitled to continue to receive her salary and other compensation (including bonuses) for the remainder of the then effective employment term (or, if longer, for 12 months). If Ms. MacKenzie’s employment is terminated by Ms. MacKenzie due to her good faith determination that she can no longer exercise her authorities, powers, functions or duties or that a substantial diminution in her responsibilities, status or position has occurred or by the Company without good cause, in any event, within one year following a “change of control,” Ms. MacKenzie would be entitled to receive an amount equal to 36 months of Ms. MacKenzie’s then applicable base salary plus three times her most recently set annual target bonus. The employment agreement is also subject to termination in the event of disability, death or voluntary retirement by Ms. MacKenzie or her termination for cause. Upon termination of employment due to death, the Company will continue to pay Ms. MacKenzie’s compensation during the month in which death occurs and for six months thereafter. During a period of disability, illness or incapacity during the term of the agreement, the Company will continue to pay Ms. MacKenzie’s base salary for up to one hundred eighty days, during the pendency of such disability, illness or incapacity.

		Voluntary		Involuntary
		w/o Good	w/ Good	For Good	Death or	w/o Good	Change in
Executive	Type of Compensation	Reason	Reason (1)	Cause	Disability	Cause	Control (2)
		($)	($)	($)	($)	($)	($)

Mori C. MacKenzie
	Cash Severance (3)	-	-	-	262,000	943,200	943,200
	Cash Severance - CiC Addition	-	-	-	-	-	1,886,400
	Equity (4)(5)	-	-	-	196,404	-	196,404
	Deferred Compensation (6)	-	-	-	-	-	-
	Health Benefits(7)	-	-	-	-	10,189	10,189
	Other Benefits (8)	-	-	-	-	16,000	16,000
	Excise Tax Gross Up	N/A	N/A	N/A	N/A	N/A	N/A

	Total	-	-	-	458,404	969,389	3,052,193

(1)	Only possible within one year following “change in control.” See the “Change in Control” column for payment amounts.
(2)	Severance payable as a lump sum.
(3)	With respect to termination without good cause not following a change in control, Ms. MacKenzie would also be entitled to payment of any bonuses otherwise payable in the ordinary course during the twelve months following termination of employment. For these purposes, the cash bonus is assumed at the target bonus for each applicable year, even though the actual cash bonus paid would be based on the extent to which performance measures are achieved by the Company.
(4)	Stock option value assumes immediate exercise at $3.96/share at termination.
(5)	Equity value for vesting of restricted stock assumes $3.96/share.
(6)	Ms. MacKenzie had no account balance under the Company’s Nonqualified Deferred Compensation Plan as of January 31, 2009.
(7)	Represents estimate using monthly COBRA cost times 12 months in the period of income continuation, but is shown in the aggregate and not as a discounted present value.
(8)	Constitutes an estimate of maximum outplacement assistance.

Other Named Executive Officers

General

Effective October 1, 2007, the Company put into effect a formal executive severance plan for certain eligible officer employees, including the Company’s NEOs who are not covered by superseding provisions in their respective employment agreements. On March 1, 2008, the Company’s executive severance plan was amended to cover only executive vice presidents and senior vice presidents and, at the same time a separate vice president severance plan was adopted to cover vice presidents not covered by the executive severance plan. The division of the severance plan into two separate plans was largely to limit a “good reason” termination trigger to executive vice presidents and senior vice presidents and to clarify that the officers covered by the vice president severance plan would not be subject to any six month waiting period for the payment of severance benefits. Because the NEOs (other than Mr. Dyer, Mr. Nesbit, Ms. MacKenzie, and Mr. Edmonds) are currently covered by the version of the executive severance plan that was effective as of March 1, 2008, the following description of the executive severance plan is based on the executive severance plan as revised, effective March 1, 2008.

Of the NEOs, Ms. Colaco, Mr. Kleeberger, and Ms. Cloutier (who is currently in payment) are covered by the executive severance plan. As described above, severance arrangements for Mr. Dyer, Mr. Nesbit, Ms. MacKenzie, and Mr. Edmonds (who is currently in payment) are based on the terms contained in their respective employment agreements and/or separation agreements.

The executive severance plan provides for the payment of certain benefits to certain of the Company’s senior executives, including Ms. Colaco, Mr. Kleeberger, and Ms. Cloutier, upon terminations of employment from the Company. The purpose of the executive severance plan is to promote uniform treatment of senior executives who are involuntarily terminated other than for “cause” or who terminate for good reason.

The executive severance plan provides for the following severance benefits:

•	A cash payment equal to 12 months of the senior executive’s annual base salary (but instead 13 months if severance is payable due to the recipient’s termination of employment due to the general reduction in force occurring on January 29, 2009).

•	A cash payment equal to the senior executive’s prorated bonus, if earned, for the year in which the termination occurs.

•	Provided that the senior executive properly elects continued health care coverage under applicable law, the Company will fully subsidize the COBRA premium cost for a period of up to 12 months (but instead 13 months if the subsidy is payable due to the recipient’s termination of employment due to the general reduction in force occurring on January 29, 2009).

•	Reimbursement for documented outplacement assistance expenses incurred during the 12 months following the qualifying termination of employment (but instead 13 months if outplacement assistance expense reimbursements are payable due to the recipient’s termination of employment due to the general reduction in force occurring on January 29, 2009).

•	Release from any obligation to otherwise repay any sign-on bonus or relocation benefit.

The provision of severance benefits under the executive severance plan is conditioned upon the executive executing an agreement and release which includes, among other things, one-year non-competition and non-solicitation restrictive covenants, a non-disclosure covenant, a non-disparagement covenant as well as a release of claims against the Company. For a terminated executive who falls within the definition of a “specified employee” (as defined in Section 409A of the Internal Revenue Code), no severance payment shall be made before the date which is six months after the date of termination of employment.

Donna M. Colaco

Ms. Colaco is party to an employment letter agreement which agreement provides for continued payment of base salary for twelve months following a termination of Ms. Colaco’s employment without cause by the Company. For purposes of this letter agreement, “cause” means any action or inaction by Ms. Colaco that causes the Company substantial harm. However, Ms. Colaco is also eligible to receive certain post-employment payments as indicated below in accordance with the Company’s above-described executive severance plan (payment of which is conditioned upon entry into the above described letter agreement and release under the executive severance plan) and, in certain cases, under the Company’s Amended and Restated 2002 Omnibus Stock and Incentive Plan. In the event that Ms. Colaco receives post employment payments pursuant to the executive severance plan, she will not be entitled to receive severance benefits pursuant to her employment letter agreement.

The following table shows the potential payments upon termination of Ms. Colaco’s employment or a change in control of the Company for Ms. Colaco determined as if the respective termination events had occurred on January 31, 2009 pursuant to the above-described executive severance plan and the Company’s Amended and Restated 2002 Omnibus Stock and Incentive Plan. The presentation is based on the executive severance plan because the payments under such plan would exceed the severance benefit payable under Ms. Colaco’s employment letter agreement. If, at the time of her separation from service, Ms. Colaco is a “specified employee,” payments shall be delayed six months to the extent necessary to be in compliance with Section 409A of the Internal Revenue Code.

		Voluntary		Involuntary
		w/o Good	w/ Good	For Good	Death or	w/o Good	Change in
		Reason	Reason (1)	Cause	Disability	Cause	Control (2)
Executive	Type of Compensation	($)	($)	($)	($)	($)	($)

Donna M. Colaco
	Cash Severance (3)	-	625,000	-	-	625,000	-
	Cash Severance – CiC Addition	-	-	-	-	-	-
	Equity (4)(5)	-	-	-	294,601	-	294,601
	Deferred Compensation (6)	-	-	-	-	-	-
	Health Benefits (7)	-	14,299	-	-	14,299	-
	Other Benefits (8)	-	-	-	-	23,000	-
	Excise Tax Gross Up	N/A	-	N/A	N/A	N/A	N/A

	Total	-	639,299	-	294,601	662,299	294,601

(1)	“Good reason” is limited to the definition of same contained in the executive severance plan.
(2)	No special Change in Control provisions under the executive severance plan; based on double trigger Change in Control under the Amended and Restated 2002 Omnibus Stock and Incentive Plan.
(3)	Includes 12 months of salary but includes no bonus component because no bonus was payable for fiscal 2008. The cash severance associated with any termination other than death is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value.
(4)	Stock option value assumes immediate exercise at $3.96/share at termination.
(5)	Equity value for vesting of restricted stock assumes $3.96/share.
(6)	Ms. Colaco has not deferred any of her compensation under the Nonqualified Deferred Compensation Plan and thus did not have any deferred compensation account balance on January 31, 2009.
(7)	Represents estimate using monthly COBRA cost times 12 months, the period of income continuation, but is shown in the aggregate and not as a discounted present value.
(8)	Constitutes an estimate of maximum outplacement assistance.

Kent A. Kleeberger

Mr. Kleeberger is party to an employment letter agreement which agreement provides for continued payment of base salary for twelve months following a termination of Mr. Kleeberger’s employment without cause by the Company. For purposes of this letter agreement, “cause” means any action or inaction by Mr. Kleeberger that causes the Company substantial harm. However, Mr. Kleeberger is also eligible to receive certain post-employment payments as indicated below in accordance with the Company’s above-described executive severance plan (payment of which is conditioned upon entry into the above described letter agreement and release under the executive severance plan) and, in certain cases, under the Company’s Amended and Restated 2002 Omnibus Stock and Incentive Plan. In the event that Mr. Kleeberger receives post employment payments pursuant to the executive severance plan, he will not be entitled to receive severance benefits pursuant to his employment letter agreement.

The following table shows the potential payments upon termination of Mr. Kleeberger’s employment or a change in control of the Company for Mr. Kleeberger determined as if the respective termination events had occurred on January 31, 2009 pursuant to the above-described executive severance plan and the Amended and Restated Company’s 2002 Omnibus Stock and Incentive Plan. The presentation is based on the executive severance plan because the payments under such plan would exceed the severance benefit payable under Mr. Kleeberger’s employment letter agreement. If, at the time of his separation from service, Mr. Kleeberger is a “specified employee,” payments shall be delayed six months to the extent necessary to be in compliance with Section 409A of the Internal Revenue Code.

		Voluntary		Involuntary
		w/o Good	w/ Good	PFor Good	Death or	w/o Good	Change in
Executive	Type of Compensation	Reason	Reason(1)	Cause	Disability	Cause	Control (2)
		($)	($)	($)	($)	($)	($)

Kent A. Kleeberger	Cash Severance (3)	-	550,000	-	-	550,000	-
	Cash Severance – CiC Addition	-	-	-	-	-	-
	Equity (4)(5)	-	-	-	244,803	-	244,803
	Deferred Compensation (6)	-	-	-	-	-	-
	Health Benefits (7)	-	15,768	-	-	15,768	-
	Other Benefits(8)	-	-	-	-	23,000	-
	Excise Tax Gross Up	N/A	-	N/A	N/A	N/A	N/A

	Total	-	565,768	-	244,803	588,768	244,803

(1)	“Good reason” is limited to the definition of same contained in the executive severance plan.
(2)	No special Change in Control provisions under the executive severance plan; based on double trigger Change in Control under the Amended and Restated 2002 Omnibus Stock and Incentive Plan.
(3)	Includes 12 months of salary but includes no bonus component because no bonus was payable for fiscal 2008. The cash severance associated with any termination other than death is to be paid as income continuation, but is shown in the aggregate and not as a discounted present value.
(4)	Stock option value assumes immediate exercise at $3.96/share at termination.
(5)	Equity value for vesting of restricted stock assumes $3.96/share.
(6)	Mr. Kleeberger has not deferred any of his compensation under the Nonqualified Deferred Compensation Plan and thus did not have any deferred compensation account balance on January 31, 2009.
(7)	Represents estimate using monthly COBRA cost times 12 months, the period of income continuation, but is shown in the aggregate and not as a discounted present value.
(8)	Constitutes an estimate of maximum outplacement assistance.

Executives Who Have Terminated Employment

Scott A. Edmonds

Although under Mr. Edmonds’ employment agreement, the Company had certain obligations to make severance payments to him in the event of termination of his employment by the Company without good cause, termination by him for “good reason” as described below, or notice of non-renewal given by the Company to Mr. Edmonds, the January 7, 2009 letter agreement and release superseded the provisions of the employment agreement. Pursuant to the terms of the letter agreement and release, the Company will pay Mr. Edmonds an aggregate sum of $4,376,000, less appropriate deductions, on July 8, 2009, which is six months and one day following the date of Mr. Edmonds’ separation from the Company (the date of such separation, the “Separation Date”). Mr. Edmonds was also entitled to receive a pro rata bonus, to the extent one would otherwise have been payable to him, for the bonus period ending January 31, 2009, to have been paid if and when fiscal year 2008 bonuses were paid to other executives of the Company. Due to the Company’s performance in fiscal 2008, no bonus was paid.

Under the letter agreement and release, Mr. Edmonds’ options to purchase shares of the Company’s common stock previously granted to him pursuant to the Company’s Amended and Restated 2002 Omnibus Stock and Incentive Plan became fully vested and exercisable as of the eighth day following the execution of the release referred to below (the “Effective Date”), and all of Mr. Edmonds’ stock options remained exercisable until the earlier of the ninetieth (90th) day following the Separation Date or the original expiration date of such options. However, all such options expired without having been exercised. In addition, under the terms of the letter agreement and release, a total of 76,667 shares of restricted stock previously granted to Mr. Edmonds vested on the Effective Date and Mr. Edmonds was entitled to receive vested amounts payable to him under the Company’s 401(k) plan and other retirement and deferred compensation plans in accordance with the terms of such plans and applicable law. The letter agreement and release also obligates the Company to continue to provide Mr. Edmonds and his dependents with medical coverage for two years following the Separation Date. In accordance with the terms of the letter agreement, Mr. Edmonds in turn provided a general release of claims against the Company and made himself reasonably available to the Company through March 31, 2009, to provide reasonable transition assistance to the Company. Mr. Edmonds also agreed to continue to be bound by certain disclosure and confidentiality obligations and to be subject to certain noncompetition and nonsolicitation obligations for a period of two years following his termination of employment.

Michele M. Cloutier

When Ms. Cloutier separated from the Company in January 2009, her rights to separation payments were governed by the Company’s then existing executive severance plan, which superseded the severance provisions in her original offer letter from the Company. For purposes of this plan, Ms. Cloutier’s employment was deemed to have been terminated on January 29, 2009. In accordance with the provisions of the executive severance plan in effect at the time of her separation from service, Ms. Cloutier is entitled to receive a separation payment of $780,769, (representing 13 months of her annual base salary immediately prior to the time of severance), less applicable withholdings. Ms. Cloutier’s separation payment is subject to Section 409A limitations with respect to the timing of the payments and thus such separation payment is scheduled to be paid in July 2009. She is also entitled to payments to subsidize the costs to continue her medical and dental plan benefits for up to 13 months following her termination and reimbursement of reasonable outplacement assistance expenses incurred over that same post termination period. The Company does not believe that the total amounts payable to or on behalf of Ms. Cloutier under the executive severance plan will exceed $820,851 (which includes cash severance, continued health benefits and outplacement services). As a condition to Ms. Cloutier receiving these severance benefits and as required by the executive severance plan, Ms. Cloutier provided a general release, acknowledged certain confidentiality obligations and agreed to certain customary restrictive covenants and nondisparagement agreements.

Indemnification Agreements

We have entered into indemnification agreements with all of our directors and executive officers under which we have agreed to indemnify such persons against all direct and indirect costs of any type or nature whatsoever (including attorneys’ fees) incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. These persons are indemnified to the fullest extent now or hereafter permitted by the Florida Business Corporation Act. The indemnification agreements also provide for the advancement of expenses to these directors and officers in connection with any such suit or proceeding.

Certain Relationships and Related Party Transactions

Director John Burden’s son-in-law, Adam Hinds, serves as the Director-Corporate Services for the Company, with responsibility for overseeing and directing all facilities management activities at the Company’s headquarters facility as well as all non-merchandise purchasing. Mr. Hinds received a base salary of $194,161 for his services with the Company during fiscal 2008, received no bonus with respect to fiscal 2008 and was awarded an aggregate of 9,000 stock options and 3,000 shares of restricted stock in fiscal 2008, each of which was scheduled to vest in 1/3 increments each year beginning one year following the respective date of grant. Mr. Hinds did not exercise any stock options in fiscal 2008.

The Company has certain indemnification obligations to its directors and executive officers, including the advancement of expenses in certain circumstances. During fiscal 2008, in accordance with the Company’s indemnification obligations, the Company paid $277,623 with respect to certain legal fees incurred by Verna Gibson, one of our directors. Ms. Gibson has provided an undertaking to repay all amounts advanced if it is ultimately determined that she is not entitled to be indemnified.

Scott A. Edmonds, the former President, Chief Executive Officer, Chairman and director of the Company, had an oral arrangement with the Company under which he was able to secure for himself and for members of his family personal use of corporate aircraft services to which the Company had access under an aircraft time sharing agreement, subject to Mr. Edmonds’ reimbursing the Company for the cost of such personal use of the aircraft services. In fiscal 2008, Mr. Edmonds reimbursed the Company $37,355 related to such personal use of the corporate aircraft services.

Compensation Committee Interlocks and Insider Participation

The current members of the Company’s Compensation and Benefits Committee are John J. Mahoney, Betsy S. Atkins and Andrea M. Weiss. None of the members of the Compensation and Benefits Committee have at any time been an officer or employee of the Company.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

To the Company’s knowledge, based solely on a review of the forms, reports and certificates filed with the Company by the Company’s directors and officers and the holders of more than 10% of the Company’s common stock, all Section 16(a) filing requirements were complied with by such persons during or with respect to the fiscal year ended January 31, 2009, except that Mr. Rhodes, due to an administrative error by the Company, filed one late report relating to the disposition to the Company of shares of common stock to satisfy tax withholding obligations in connection with the vesting of restricted stock (one transaction not timely reported).

SECURITY OWNERSHIP

The following tables set forth, as of April 17, 2009, the number of shares of the Company’s common stock beneficially owned by (1) each of its directors and nominees to become a director, (2) each NEO as defined under applicable Securities and Exchange Commission rules, (3) all directors and executive officers as a group and (4) each person known to the Company as having beneficial ownership of more than 5% of the Company’s common stock together with such person’s address.

Stock Ownership of Directors and Executive Officers

	Current Beneficial	Shares Subject to	Total Beneficial	Percent
Directors/Executive Officers	Holdings (1)	Options (2)	Ownership (1)	of Class

David F. Dyer	122,500 (3)	9,999	132,499	*
Donna M. Colaco	64,812 (4)	20,000	84,812	*
Charles L. Nesbit, Jr.	61,199 (5)	248,333	309,532	*
Kent A. Kleeberger	84,667 (6)	19,999	104,666	*
Mori C. MacKenzie	48,495 (7)	181,666	230,161	*
Scott A. Edmonds	289,614 (8)	-	289,614	*
Michele M. Cloutier	19,195 (9)	43,333	62,528	*
Verna K. Gibson	665,623 (10)	247,599	913,222	*
Ross E. Roeder	109,950 (11)	247,599	357,549	*
John W. Burden, III	30,000 (12)	39,999	69,999	*
Betsy S. Atkins	18,334 (13)	9,999	28,333	*
David F. Walker	19,000 (14)	19,999	38,999	*
John J. Mahoney	40,000 (15)	3,333	43,333	*
Andrea M. Weiss	2,000	-	2,000	*
All Directors and Executive Officers as a Group (17 persons)	1,448,338	1,402,524	2,850,862	1.6%

*	Less than one percent

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held with sole voting and investment power.

(2)	Represents shares that may be acquired currently or within sixty days after April 4, 2009 through the exercise of stock options. The exercise price of options is the market price of Chico’s common stock on the date of grant and is not discounted. Directors and officers realize value from options only when exercised and only to the extent that the price of Chico’s common stock on the exercise date exceeds the price of the common stock on the grant date.

(3)	Includes 834 shares owned directly as restricted stock (which vest 100% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007), 10,000 shares owned directly as restricted stock (which vest 100% on June 26, 2009 and which represent the 10,000 share restricted stock grant made on June 26, 2008), and 100,000 shares owned directly as restricted stock (which vest subject to attainment of performance goals on March 4, 2010 and which represent the 100,000 share restricted stock grant made on March 4, 2009).

(4)	Includes 6,667 shares owned directly as restricted stock (which vest 50% on September 7, 2009 and 50% on September 7, 2010 and which represent the shares remaining unvested out of a 10,000 share restricted stock grant made on September 7, 2007), 6,667 shares owned directly as restricted stock (which vest 50% on

March 7, 2010 and 50% on March 7, 2011 and which represent the shares remaining unvested out of a 10,000 share restricted stock grant made on March 7, 2008), and 30,000 shares owned directly as restricted stock (which vests in equal one third portions over three years beginning November 26, 2009 and which represent the 30,000 shares of restricted stock grant made on November 26, 2008).

(5)	Includes 2,223 shares owned directly as restricted stock (which vest 100% on March 9, 2010 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on March 9, 2007), 4,445 shares owned directly as restricted stock (which vest 50% on March 7, 2010 and 50% on March 7, 2011 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on March 7, 2008), and 20,000 shares owned directly as restricted stock (which vests in equal one third portions over three years beginning November 26, 2009 and which represent the 20,000 shares of restricted stock grant made on November 26, 2008).

(6)	Includes 16,667 shares owned directly as restricted stock (which vests 50% on December 7, 2009 and 50% on December 7, 2010 which represent the shares remaining unvested out of a 25,000 share restricted stock grant made on December 7, 2007), 4,445 shares owned directly as restricted stock (which vests 50% on March 7, 2010 and 50% on March 7, 2011 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on March 7, 2008), and 20,000 shares owned directly as restricted stock (which vests in equal one third portions over three years beginning November 26, 2009 and which represent the 20,000 shares of restricted stock grant made on November 26, 2008).

(7)	Includes 2,223 shares owned directly as restricted stock (which vest 100% on March 9, 2010 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on March 9, 2007), 4,445 shares owned directly as restricted stock (which vest 50% on March 7, 2010 and 50% on March 7, 2011 and which represent the shares remaining unvested out of a 6,667 share restricted stock grant made on March 7, 2008), and 20,000 shares owned directly as restricted stock (which vests in equal one third portions over three years beginning November 26, 2009 and which represent the 20,000 shares of restricted stock grant made on November 26, 2008).

(8)	Includes 1,200 shares owned by Mr. Edmonds’ spouse, 2,248 shares owned by one of Mr. Edmonds’ daughters, and 224,483 shares owned by a limited partnership whose general partner interests and limited partner interests are indirectly owned by Mr. Edmonds and Mr. Edmonds’ spouse. All unvested stock options and unvested restricted stock held by Mr. Edmonds vested upon his termination of employment in January 2009.

(9)	Includes 9,700 shares owned by Ms. Cloutier’s husband.

(10)	Includes 100,000 shares owned by an Individual Retirement Account, 135,784 shares owned by Ms. Gibson’s husband, 125,000 shares owned by Ms. Gibson’s grantor trusts and 125,000 shares owned by the grantor trusts of Ms. Gibson’s husband. All of the shares owned by said grantor trusts are subject to a pledge in support of a margin account and related line of credit at a brokerage firm. In addition, includes, 834 shares owned directly as restricted stock (which vest 100% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007), and 10,000 shares owned directly as restricted stock (which vest 100% on June 26, 2009 and which represent the 10,000 share restricted stock grant made on June 26, 2008). Also includes 6,000 shares held by a trust for the benefit of one grandchild of which Ms. Gibson’s husband is the trustee, 6,000 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee, 7,970 shares held by a separate trust for the benefit of another grandchild of which Ms. Gibson’s husband is the trustee, and 4,000 shares held by Ms. Gibson’s husband as custodian for another grandchild in a Uniform Transfers to Minors Act (“UTMA”) account. Ms. Gibson disclaims beneficial ownership of the aggregate 23,970 shares held in these trusts for the grandchildren and in the UTMA account.

(11)	Includes 30,000 shares owned by an Individual Retirement Account, 834 shares owned directly as restricted stock (which vest 100% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007), and 10,000 shares owned directly as restricted stock (which vest 100% on June 26, 2009 and which represent the 10,000 share restricted stock grant made on June 26, 2008).

(12)	Includes 834 shares owned directly as restricted stock (which vest 100% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007), and 10,000 shares owned directly as restricted stock (which vest 100% on June 26, 2009 and which represent the 10,000 share restricted stock grant made on June 26, 2008).

(13)	Includes 834 shares owned directly as restricted stock (which vest 100% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007), and 10,000 shares owned directly as restricted stock (which vest 100% on June 26, 2009 and which represent the 10,000 share restricted stock grant made on June 26, 2008).

(14)	Includes 834 shares owned directly as restricted stock (which vest 100% on March 9, 2010 and which represent the shares remaining unvested out of a 2,500 share restricted stock grant made on March 9, 2007), and 10,000 shares owned directly as restricted stock (which vest 100% on June 26, 2009 and which represent the 10,000 share restricted stock grant made on June 26, 2008).

(15)	Includes 10,000 shares owned directly as restricted stock (which vest 100% on June 26, 2009 and which represent the 10,000 share restricted stock grant made on June 26, 2008).

Stock Ownership of Certain Beneficial Owners

	Amount and Nature of Beneficial	Percent of
Name of Beneficial Owner	Ownership (1)	Class

Franklin Resources, Inc (and investment management subsidiaries)	12,547,285 (2)	7.0%
One Franklin Parkway San Mateo, CA 94403
Barclays Global Investors, NA. (and other related entities)	11,315,753 (3)	6.3%
400 Howard Street San Francisco, CA 94105

(1)	Beneficial ownership of shares, as determined in accordance with applicable Securities and Exchange Commission rules, includes shares as to which a person has or shares voting power and/or investment power. Except as otherwise indicated, all shares are held with sole voting and investment power.

(2)	Based on information contained in Amendment No. 5 to Schedule 13G filed with the SEC on February 6, 2009 by Franklin Resources, Inc. (“FRI”) on behalf of itself and Charles B. Johnson (principal shareholder of FRI), and Rupert H. Johnson, Jr. (principal shareholder of FRI), and includes: (i) 4,833,976 shares held by Templeton Global Advisors Limited with respect to which it has sole dispositive power and 4,333,976 shares of which it has sole voting power; (ii) 454,500 shares held by Franklin Templeton Investment Management Limited with respect to which it has sole dispositive power and 0 shares of which it has sole voting power; (iii) 186,850 shares held by Templeton Investment Counsel, LLC with respect to which it has sole dispositive power and 34,260 shares of which it has sole voting power; (iv) 7,061,730 shares held by Franklin Templeton Investments Corp with respect to which it has sole voting and dispositive power; and (v) 10,229 shares held by Franklin Templeton Portfolio Advisors, Inc. with respect to which it has sole voting and dispositive power. Each of these entities is an investment management subsidiary of FRI. The Schedule 13G/A further reports that FRI, the principal shareholders, and its investment management subsidiaries disclaim beneficial ownership of the shares.

(3)	Based on information contained in Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA. As reported in such filing, such shares are owned as follows: (i) 5,081,941 shares held by Barclays Global Investors, NA. with respect to which it has sole dispositive power and 4,517,384 shares of which it has sole voting power, (ii) 6,112,938 shares held by Barclays Global Fund Advisors with respect to which it has sole dispositive power and 5,111,468 shares of which it has sole voting power, and (iii) 120,874 shares held by Barclays Global Investors, Ltd with respect to which it has sole dispositive power and 0 shares of which it has sole voting power. Barclays Global Investors, NA. reports that all shares are held by the company in trust accounts for the economic benefit of the beneficiaries of those trusts.

10b5-1 Trading Plans

We permit our officers and directors to adopt trading plans under Rule 10b5-1 promulgated under the Securities Exchange Act of 1934, which allows stockholders to establish prearranged written plans to buy or sell shares or exercise stock options in accordance with predetermined formulas. Rule 10b5-1 plans allow stockholders to buy or sell shares of the Company’s common stock according to their plan on a regular basis (for example, weekly or monthly or in accordance with another predetermined formula), regardless of any subsequent nonpublic information they receive. As of May 4, 2009, none of the Company’s stockholders, officers or directors were known by the Company to have adopted and have in effect a Rule 10b5-1 trading plan. However, directors and officers have effectuated and carried out such plans in the past and may adopt such plans in the future.

STOCKHOLDER PROPOSALS FOR PRESENTATION AT THE 2010 ANNUAL MEETING

Pursuant to the General Rules under the Securities Exchange Act of 1934, proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders and included in the proxy statement for that meeting must be received by management of the Company at its executive offices on or before January 4, 2010.

The Company’s Amended and Restated Articles of Incorporation also require certain advance notice to the Company of any stockholder proposal and of any nominations by stockholders of persons to stand for election as directors at a stockholders’ meeting. Notice of stockholder proposals and of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days’ notice or prior to public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder, in order to be timely, must be so delivered or received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

A stockholder’s notice with respect to a proposal to be brought before the annual meeting must set forth in addition to the matters required to be set forth by the General Rules under the Securities Exchange Act of 1934 the following: (a) a brief description of the proposal and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal, (c) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice and by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, and (d) any financial interest of the stockholder in such proposal.

A stockholder’s notice with respect to a director nomination must set forth (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by such person, and (iv) all information that would be required to be included in a proxy statement soliciting proxies for the election of the nominee director (including such person’s written consent to serve as a director if so elected). As to the stockholder providing such notice, such stockholder must set forth (1) the name and address, as they appear on the Company’s books, of the stockholder and (2) the class and number of shares of the Company which are beneficially owned by such stockholder on the date of such stockholder notice.

The complete Amended and Restated Articles of Incorporation provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.

By Order of the Board of Directors,

A. ALEXANDER RHODES
Secretary

Dated: May 4, 2009

Appendix A

Related to Proposal 2: “Proposal to Approve Articles of Amendment to the Amended and Restated Articles of Incorporation of Chico’s FAS, Inc. to Provide for a Majority Vote Standard for Uncontested Director Elections.”

WORDS THAT ARE DOUBLE UNDERLINED WILL BE ADDED AND WORDS THAT ARE CROSSED OUT WILL BE DELETED FROM ARTICLE VI OF OUR AMENDED AND RESTATED ARTICLES OF INCORPORATION.

ARTICLE VI

Directors

1.     Number. The Board of Directors of this Corporation shall consist of not less than three (3) and not more than twelve (12) members, the exact numbers of directors to be fixed from time to time as provided in the bylaws of this Corporation.

2.     Classification. The Board of Directors shall be divided into three classes, Class I, Class II and Class III, as nearly equal in number as possible. At each annual meeting of stockholders, the successors to the class of directors whose terms then shall expire shall be identified as being the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders.

If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional directors of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by this Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles of Incorporation or the resolution or resolutions adopted by the Board of Directors pursuant to Article IV hereof, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.

3.     Powers. The business and affairs of this Corporation shall be managed by the Board of Directors, which may exercise all such powers of this Corporation and do all such lawful acts and things as are not by law directed or required to be exercised or done by the stockholders.

4.     Quorum. A quorum for the transaction of business at all meetings of the Board of Directors shall be a majority of the number of directors determined from time to time to comprise the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the directors.

5.     Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any or all of the directors of this Corporation may be removed from office for cause by the stockholders of this Corporation at any annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding shares of Common Stock of this Corporation. Notice of any such annual or special meeting of stockholders shall state that the removal of a director or directors for cause is among the purposes of the meeting. Directors may not be removed by the stockholders without cause.

6.     Vacancies. Newly created directorships resulting from any increase in the number of directors or any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, or by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

7.
Elections. When a quorum is present at any meeting for the election of directors, the vote required for election of a director by stockholders, other than in a contested election, shall be the affirmative vote of a majority of votes cast with respect to the director nominee. A majority of votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. In a contested election, the nominees receiving the greatest number of votes “for” their election, up to the number of directors to be elected, shall be elected. Abstentions and broker non-votes will not count as votes either “for” or “against” a nominee.

The election is “contested” if (i) the Secretary of the Corporation has received a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article VI, Section 8 hereof and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth business day preceding the date the Corporation first mails its notice of meeting to the stockholders.

~~7.~~
8.
     Nominations ~~and Elections~~. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors at meetings of stockholders.

Nominations of persons for election to the Board of Directors of this Corporation may be made at a meeting of stockholders by or at the direction of: (a) the Board of Directors; (b) by any nominating committee or person appointed by the Board; (c) or by any stockholder of this Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article VI, Section ~~7~~
8
.

Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of this Corporation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of this Corporation not less than 60 days prior to the date of the meeting at which the director(s) are to be elected, regardless of any postponements, deferrals or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, notice by the stockholder, to be timely, must be so delivered or received not later than the close of business on the tenth day following the earlier of the day on which notice was given or such public disclosure was made.

A stockholder’s notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of this Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Schedule 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and address, as they appear on this Corporation’s books, of the stockholder and (ii) the class and number of shares of this Corporation’s stock which are beneficially owned by the stockholder on the date of such stockholder notice. This Corporation may require any proposed nominee to furnish such other information as may reasonably be required by this Corporation to determine the eligibility of such proposed nominee to serve as a director of this Corporation.

The presiding officer of the meeting shall determine and declare at the meeting whether the nomination was made in accordance with the terms of this Article VI, Section ~~7~~
8
. If the presiding officer determines that a nomination was not made in accordance with the terms of this Article VI, Section ~~7~~
8
, he or she shall so declare at the meeting and any such defective nomination shall be disregarded.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY CHICO’S FAS, INC.
PROXY SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE
HELD ON JUNE 25, 2009
The undersigned, a stockholder of CHICO’S FAS, INC. (the “Company”), hereby appoints David F. Dyer, Kent A. Kleeberger and A. Alexander Rhodes, and each of them, attorney and proxy of the undersigned, each with full powers of substitution, for and on behalf of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company’s headquarters located at 11215 Metro Parkway, Ft. Myers, Florida at 2:00 P.M., local time, on June 25, 2009 and any adjournments or postponements thereof (the “Annual Meeting”), and to vote at the Annual Meeting all the shares of Common Stock of the Company that the undersigned is entitled to vote at the Annual Meeting, with the same effect as if the undersigned were personally present at the Annual Meeting, all as described in the Company’s Proxy Statement dated May 4, 2009 relating to the Annual Meeting, and the undersigned hereby authorizes and instructs the above named proxies to vote as specified herein.
The Board of Directors recommends voting “FOR” the following nominees and proposals:

1.	ELECTION OF DIRECTORS Nominees for Class I Directors:	For All Nominees Listed	Withhold Authority For All Nominees Listed	For All Except
Ross E. Roeder Andrea M. Weiss		☐	☐	☐

INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, mark “For All Except” and write the name(s) of the nominee(s) in the space provided below.

2.	PROPOSAL TO APPROVE ARTICLES OF AMENDMENT TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION OF CHICO’S FAS, INC.	For ☐	Against ☐	Abstain ☐

3.	PROPOSAL TO RATIFY THE APPOINT- MENT OF ERNST & YOUNG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS	For ☐	Against ☐	Abstain ☐

4.	OTHER MATTERS: Unless a line is stricken through this sentence, the proxies herein named may in their discretion vote the shares represented by this Proxy upon such other matters as may properly come before the Annual Meeting.

Please be sure to sign and date this Proxy in the space provided.	Date:	The shares represented by this Proxy will be voted in the manner directed herein only if this Proxy is properly executed and timely returned. If the undersigned does not specify a choice, the shares will be voted FOR all nominees for director listed on this Proxy, FOR approval of the Articles of Amendment to the Amended and Restated Articles of Incorporation, FOR ratification of the appointment of Ernst & Young LLP as independent certified public accountants, and in the discretion of the proxies for other matters that may properly come before the Annual Meeting.

Stockholder sign above --------Co-holder (if any) sign above
Detach above card, sign, date and mail in postage paid envelope provided.
CHICO’S FAS, INC.
The stockholder signing this Proxy acknowledges receipt of (1) the Company’s 2008 Annual Report to Stockholders and (2) the Company’s Notice of Annual Meeting and Proxy Statement dated May 4, 2009 relating to the Annual Meeting. The stockholder signing above does hereby revoke any proxy previously given with respect to the shares represented by this Proxy.
NOTE: Your signature should appear as your name appears hereon. As to shares held in joint names, each joint owner should sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by an authorized person. If signing as attorney, executor, administrator, trustee, guardian, or in other representative capacity, please give full title as such.
PLEASE MARK, SIGN AND DATE THIS PROXY CARD
AND PROMPTLY RETURN IT USING THE ENCLOSED ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.